                                  EXHIBIT A


                               MERGER AGREEMENT

                                                                       EXHIBIT A



                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               NOVEMBER 22, 1997

                                    BETWEEN

                             ZILKHA ENERGY COMPANY

                                      AND

                                   SONAT INC.

                               TABLE OF CONTENTS

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
                                                            ARTICLE I

                                                            The Merger

Section  1.1   The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section  1.2   Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section  1.3   Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section  1.4   Surrender and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section  1.5   Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section  1.6   Withholding Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section  1.7   Lost Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3


                                                            ARTICLE II

                                                    The Surviving Corporation

Section  2.1   Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section  2.2   Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section  2.3   Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4


                                                           ARTICLE III

                                          Representations and Warranties of the Company

Section  3.1   Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section  3.2   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section  3.3   Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section  3.4   Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section  3.5   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section  3.6   Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section  3.7   Bank Account Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section  3.8   Conduct of the Business Since Company Unaudited Balance Sheet Date . . . . . . . . . . . . . . . . . . . 7
Section  3.9   Litigation; Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section  3.10   Licenses; Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section  3.11   Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section  3.12   Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8





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
Section  3.13   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section  3.14   Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section  3.15   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section  3.16   Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section  3.17   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section  3.18   Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section  3.19   Reserve Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section  3.20   Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section  3.21   Financial and Commodity Hedging . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section  3.22   Production and Pipeline Imbalances and Penalties  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section  3.23   Preference Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section  3.24   Brokerage Fees and Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section  3.25   Tax Treatment and Pooling of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section  3.26   Registration Statement and Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


                                                            ARTICLE IV

                                             Representations and Warranties of Parent

Section  4.1   Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section  4.2   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section  4.3   Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section  4.4   Consents and Approval; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section  4.5   SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section  4.6   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section  4.7   Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section  4.8   Conduct of the Business Since Parent Unaudited Balance Sheet Date  . . . . . . . . . . . . . . . . . .  17
Section  4.9   Litigation; Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section  4.10  Licenses; Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section  4.11  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section  4.12  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section  4.13  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section  4.14  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section  4.15  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section  4.16  Tax Treatment and Pooling of Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section  4.17  Registration Statement and Proxy Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section  4.18  Parent Stockholders' Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section  4.19  Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section  4.20  Amendment of Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21





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
                                                            ARTICLE V

                                                     Covenants of the Company

Section  5.1   Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section  5.2   Financial Reporting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


                                                            ARTICLE VI

                                                       Covenants of Parent

Section  6.1   Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section  6.2   Obligations of Merger Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section  6.3   Registration Statement and Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section  6.4   Parent Stockholders' Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section  6.5   Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section  6.6   Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section  6.7   Corporate Name; Trademark Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section  6.8   Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section  6.9   Post-Merger Combined Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section  6.10  Shareholder Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section  6.11  Rights Agreement Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                                                           ARTICLE VII

                                               Covenants of Parent and the Company

Section  7.1   Reasonable Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section  7.2   Certain Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section  7.3   Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section  7.4   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section  7.5   Notices of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section  7.6   Tax-Free Reorganization and Pooling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section  7.7   Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section  7.8   Access to Information; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section  7.9   Registration Statement and Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





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
                                                           ARTICLE VIII

                                                     Conditions to the Merger

Section  8.1   Conditions to the Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section  8.2   Conditions to the Obligations of Parent and Merger Subsidiary  . . . . . . . . . . . . . . . . . . . .  29
Section  8.3   Conditions to the Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30


                                                            ARTICLE IX

                                                           Termination

Section  9.1   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section  9.2   Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32


                                                            ARTICLE X

                                                          Miscellaneous

Section  10.1   Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section  10.2   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section  10.3   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section  10.4   Expenses and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section  10.5   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section  10.6   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section  10.7   Headings; Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section  10.8   Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section  10.9   Construction of Certain Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section  10.10  Agreement for the Parties' Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section  10.11  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section  10.12  Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section  10.13  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section  10.14  Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section  10.15  Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section  10.16  Definitions and Usage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35





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                             EXHIBITS AND SCHEDULES

    Exhibit A         Form of Registration Rights Agreement
    Exhibit B-1       Form of Company Affiliate Letter
    Exhibit B-2       Form of Parent Affiliate Letter
    Exhibit C         Representations of Company Stockholders
    Exhibit D         Representations of Officers of Parent
    Exhibit E         Representations of Officers of Company
    Exhibit F         Leases and Wells
    Exhibit G         Form of Amendment to Rights Agreement

    Schedule I        Permitted Encumbrances
    Schedule 3.4      Company Consents and Approvals; No Violation
    Schedule 3.5      Company Financial Statements
    Schedule 3.6      Company Undisclosed Liabilities
    Schedule 3.7      Company Bank Account Information
    Schedule 3.9      Company Litigation; Orders
    Schedule 3.13     Company Insurance
    Schedule 3.14     Material Contracts
    Schedule 3.17     Company Taxes
    Schedule 3.18     Company Employee Benefit Plans
    Schedule 3.20     Title
    Schedule 3.21     Company Financial and Commodity Hedging
    Schedule 3.22     Company Production and Pipeline Imbalances and Penalties
    Schedule 3.23     Company Preference Rights
    Schedule 3.24     Company Brokerage Fees and Commission
    Schedule 4.14     Parent Taxes
    Schedule 5.1      Conduct of Business

                          AGREEMENT AND PLAN OF MERGER

                 AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of November 22, 1997 between Zilkha Energy Company, a Delaware corporation (the "Company"), and Sonat Inc., a Delaware corporation ("Parent").

                                   RECITALS:

                 WHEREAS, the Boards of Directors of the Company and Parent have determined that the combination of the Company and Parent is in the best interests of the stockholders of the Company and Parent, respectively;

                 WHEREAS, the Company and Parent intend the combination of the Company and Parent to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and

                 WHEREAS, the Company and Parent intend the combination of the Company and Parent to be recorded as a "pooling of interests" for accounting purposes.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

                 Section 1.1 The Merger. (a) Upon the terms and subject to the conditions hereof, at the Effective Time (as hereinafter defined), a newly formed wholly-owned subsidiary of Parent (the "Merger Subsidiary") shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of the Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

                 (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth herein, the Company and Merger Subsidiary will file a certificate of merger (the "Certificate of Merger") with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed in writing by the parties hereto and specified in the Certificate of Merger).

                          (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, assets, powers, privileges, and franchises and be subject to all of the obligations, liabilities, restrictions, and disabilities of the Company and the Merger Subsidiary, all as provided under Delaware Law.

                 Section  1.2   Conversion of Shares.  At the Effective Time:

                 (a) the shares of common stock, $1.00 par value, of the Company ("Company Common Stock") outstanding immediately prior to the Effective Time and the shares of 11% cumulative preferred stock, no par value, of the Company ("Company Preferred Stock" and, together with the Company Common Stock, "Company Stock") outstanding immediately prior to the Effective Time shall (except as otherwise provided in Section 1.5) be converted into the right to receive, without interest, an aggregate number of shares of common stock, $1.00 par value, of Parent ("Parent Common Stock") (the "Merger Consideration") equal to (i) the Adjusted Purchase Price (as defined in Section 10.16) divided by
(ii) the average closing price (the "Closing Price") of the Parent Common Stock on the 15 consecutive trading days ending on and including the third trading day prior to the Effective Time on the New York Stock Exchange (the "NYSE"), as reported in The Wall Street Journal; provided, however, that if the Closing Price is greater than $51.00 (the "Ceiling Amount"), the Closing Price shall be deemed for purposes of this Agreement to equal the Ceiling Amount (the Ceiling Amount is subject to appropriate adjustment in the event of any change in the Parent Common Stock during the period between the date of this Agreement and the Effective Time, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period); and

                 (b) each share of common stock of the Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                 Section  1.3   Adjustments.  The Reserve Report (as defined in
Section 10.16) was prepared by the Reserve Engineer (as defined in Section 10.16) effective as of July 1, 1997. The Parties recognize that additional production data will become available to the Company between the date of this Agreement and the Effective Time which may affect the estimates of Proved Reserves (as defined in Section 10.16) shown in the Reserve Report for each Reserve Report Field (as defined in Section 10.16). If during the period between the date of this Agreement and 30 days prior to the Effective Time the production rates from any Reserve Report Field reasonably indicate to Parent that a material decline in the recoverable Proved Reserves has occurred for such Reserve Report Field from the Proved Reserves shown in the Reserve Report, then the Company shall request that the Reserve Engineer reestimate the Proved Reserves for such Reserve Report Field and recalculate the estimated future net revenues, discounted at 10%, for such Reserve Report Field. The Reserve Engineer shall be instructed to use the same operating costs, oil and gas prices, taxes, discounting methods, effective date (July 1, 1997), and all other data and parameters that were used by the

Reserve Engineer to prepare the Reserve Report and, in addition, to take into account the new production data available to the Company. Additionally, the Reserve Engineer shall determine the Reserve Loss Amount, if any, for such Reserve Report Field. The Company shall cause the Reserve Engineer to provide a written report to the Company and Parent no later than 10 days prior to the Effective Time showing (a) the reestimated Proved Reserves and future net revenues, discounted at 10%, each effective as of July 1, 1997, for such Reserve Report Field, and (b) the Reserve Loss Amount, if any, for such Reserve
Report Field.   If the Reserve Engineer determines that the aggregate Reserve
Loss Amounts for all Reserve Report Fields redetermined by the Reserve Engineer under this Section 1.3 exceeds $50,000,000 (such aggregate amount is referred to herein as the "Reserve Adjustment Amount"), then the Purchase Price shall be reduced by the Reserve Adjustment Amount.

                 Section 1.4 Surrender and Payment. At the Effective Time, the stockholders of the Company (the "Company Stockholders") will deliver to Parent certificates (the "Certificates") representing all of the outstanding shares of Company Stock, and Parent will deliver, in exchange therefor, certificates representing the Merger Consideration.

                 Section 1.5 Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive from Parent, in accordance with the provisions of this Section 1.5, a cash payment equal to such fraction multiplied by the Closing Price.

                 Section 1.6 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person (as defined in Section 10.16) pursuant to this Article I such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local, or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                 Section 1.7 Lost Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue in exchange for such lost, stolen, or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificates as contemplated by this Article I.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

                 Section 2.1 Certificate of Incorporation. The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

                 Section 2.2 Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                 Section 2.3 Directors and Officers. (a) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                 (b) The Board of Directors of Parent shall take such action as may be necessary to increase the size of Parent's Board of Directors immediately following the Effective Time from 13 members to 14 members and shall cause to be appointed to the Board of Directors of Parent Selim K. Zilkha and Michael Zilkha (together, the "Zilkhas"). Selim K. Zilkha shall be appointed a Class III director with a term of office expiring in 1998 and Michael Zilkha shall be appointed a Class I director with a term of office expiring in 1999. After such appointments, the Board of Directors shall cause the Zilkhas to stand for election to the Board of Directors of Parent at Parent's next succeeding Annual Meeting of Stockholders following the expiration of their respective term of office. At each Annual Meeting of Stockholders of Parent, the Board of Directors shall nominate the Zilkha whose term of office is then expiring to stand for election to the Board of Directors of Parent and Parent shall support the election of such Person. The Zilkhas shall be appointed by the Board of Directors of Parent to the Strategic Planning Committee of the Board of Directors of Parent.

                 (c) Notwithstanding anything to the contrary contained herein, if the Zilkhas ever directly or indirectly beneficially own (including ownership by any trust holding Parent Common Stock solely for the benefit of the Zilkhas or the members of their immediate families) in the aggregate less than 8% of the shares of outstanding Parent Common Stock, the Zilkhas shall promptly tender their resignations as directors and the obligations of Parent under Section 2.3(b) shall terminate.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to Parent as follows:

                 Section 3.1 Organization and Qualification. Each of the Company and Zilkha Energy Development I Company, a Delaware corporation (the "Subsidiary"), is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted. Each of the Company and the Subsidiary is duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such states in which the Company's or Subsidiary's failure to be so qualified is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 10.16). The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company and the Subsidiary as currently in effect.

                 Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock and 200,000 shares of Company Preferred Stock, of which 75,000 shares of Company Common Stock and 200,000 shares of Company Preferred Stock are issued and outstanding (the "Company Shares"). The Company Shares are all of the issued and outstanding shares of capital stock of the Company and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. There are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements of any character (any of the foregoing, a "Commitment") obligating the Company to issue any additional shares of capital stock of the Company, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of the Company.

                 (b) The authorized capital stock of the Subsidiary consists of 10,000 shares of common stock, par value $.01 per share ("Subsidiary Common Stock"), of which 100 shares (the "Subsidiary Shares") are issued and outstanding. The Subsidiary Shares are all of the issued and outstanding shares of capital stock of the Subsidiary and are owned by the Company, free and clear of any Liens (as defined in Section 10.16), and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. There are not, as of the date hereof, any Commitments obligating the Subsidiary to issue any additional shares of capital stock of the Subsidiary, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of the Subsidiary.

                 Section 3.3 Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Company Stockholders and the Board of Directors of the Company have by unanimous written consent (a) determined that participating in the Merger is in the best interests of the Company and its stockholders and (b) approved this Agreement and the Merger. No other corporate proceedings on the part of the Company or the Company Stockholders are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application with respect to creditors, (y) general principles of equity, and (z) the power of a court to deny enforcement of remedies generally based upon public policy.

                 Section 3.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated by this Agreement, will: (a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority (as defined in Section 10.16), except (i) the filing of a certificate of merger in accordance with Delaware Law, (ii) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement, or (iv) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any Material Contract (as hereinafter defined) of the Company, except (i) as set forth on
Schedule 3.4 or (ii) for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time or which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 3.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, the Subsidiary, or any of their assets, except for violations which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement.

                 Section 3.5 Financial Statements. Attached as Schedule 3.5 are (a) the audited consolidated balance sheet, statement of income and statement of cash flows of the Company and the Subsidiary as of and for the year ended December 31, 1996 and (b) the unaudited consolidated balance sheet, statement of income and statement of cash flows of the Company and the Subsidiary as of and for the nine months ended September 30, 1997 (the "Company Unaudited Financial Statements"). The audited consolidated balance sheet, statement of income and statement of cash flows of the Company and the Subsidiary as of and for the years ended December 31, 1994, 1995, and 1996 (the "Company Audited Financial Statements") and the Company Unaudited Financial Statements present fairly the consolidated financial position, results of operations, and changes in financial position of the Company and the Subsidiary as of the respective dates or for the respective periods to which they apply in accordance with United States generally accepted accounting principles, consistently applied ("GAAP").

                 Section 3.6 Undisclosed Liabilities. Except as set forth on Schedule 3.6 or as reflected, reserved against, or otherwise disclosed in the Company Unaudited Financial Statements, the Company did not have, at the date of the unaudited balance sheet included in the Company Unaudited Financial Statements (the "Company Unaudited Balance Sheet Date"), does not have, at the date hereof, and will not have, at the Effective Time, any liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section 3.7 Bank Account Information. Schedule 3.7 contains an accurate list of the names and addresses of every bank and other financial institution in which Company or the Subsidiary maintains an account (whether checking, savings or otherwise), lock box, or safe deposit box, and the account numbers and persons having signature authority or legal access thereto.

                 Section 3.8 Conduct of the Business Since Company Unaudited Balance Sheet Date. Except as expressly contemplated by this Agreement, since the Company Unaudited Balance Sheet Date, (a) the business and operations of the Company and the Subsidiary have been conducted in the ordinary and usual course in all material respects in accordance with past practices, (b) the Company has not paid or declared any dividend on, or made any distribution with respect to, or purchased or redeemed any of its capital stock and (c) no Company Material Adverse Effect has occurred and is continuing.

                 Section 3.9 Litigation; Orders. Except as affects the oil and gas industry generally or as set forth on Schedule 3.9, as of the date hereof, there are no Actions (as defined in Section 10.16) pending or, to the Company's or the Subsidiary's Knowledge (as defined in Section 10.16), threatened against the Company or the Subsidiary that are reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement. Except as affects the oil and gas industry generally or as set forth on Schedule 3.9, as of the date hereof there are no judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or the Subsidiary that are reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement.

                 Section 3.10 Licenses; Approvals. The Company and the Subsidiary, as applicable, possess all material governmental licenses, permits, franchises, and other authorizations of any Governmental Authority ("Licenses") that are necessary to the ownership or operation of the

Business (as defined in Section 10.16) as currently conducted, and all such Licenses are in full force and effect, except where the failure to possess any License or the failure to be in full force and effect is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. No proceeding is pending or, to the Company's or the Subsidiary's Knowledge, is threatened seeking the revocation or limitation of any such License that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section 3.11 Labor Matters. There are no agreements with labor unions or associations representing employees of the Company or the Subsidiary. No material work stoppage against the Company or the Subsidiary is pending or, to the Company's or the Subsidiary's Knowledge, threatened.
Neither the Company nor the Subsidiary is involved in or, to the Company's or the Subsidiary's Knowledge, is threatened with any labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters involving the employees of the Company or the Subsidiary (excluding routine workers' compensation claims) that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section 3.12 Compliance with Laws. The conduct of the Business by the Company and the Subsidiary complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, or decrees applicable thereto (other than Environmental Laws (as hereinafter defined) which are governed solely by Section 3.15), except for violations or failures so to comply, if any, that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section 3.13 Insurance. Schedule 3.13 sets forth a list of all insurance policies issued in favor of the Company or the Subsidiary which relate to the Business, and all such policies are currently in force and effect. True and complete copies of all such policies will be delivered to Parent upon request.

                 Section 3.14 Material Contracts. (a) Except as set forth on Schedule 3.14, as of the date hereof neither the Company nor the Subsidiary is a party to or bound by any lease, agreement, or other contract or legally binding contractual right or obligation of a type described below
(collectively, "Material Contracts"):

                          (i)     any employment agreement;

                          (ii) any collective bargaining agreement with any labor union covering the employees of the Company or the Subsidiary;

                          (iii)   any agreement for the provision of
         operational consulting services or technical consulting services that is not terminable on 30 calendar days' notice or less;

                          (iv) any agreement (other than an oil and gas lease) for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $2,500,000;

                          (v) any indenture, mortgage, loan, credit, sale-leaseback, or similar agreement under which the Company or the Subsidiary has borrowed any money or issued any note, bond, indenture, or other evidence of indebtedness for borrowed money, sold and leased back assets, or guaranteed indebtedness for money borrowed by others, (excluding hedge, swap, exchange, or similar agreements entered into in the ordinary course of business);

                          (vi)    any gas, crude oil, or liquids sales
         agreement, gas, crude oil, or liquids purchase agreement, or gas, crude oil, or liquids marketing agreement, under which the Company or the Subsidiary is a seller, that (A) cannot be terminated by the Company or the Subsidiary, as the case may be, without penalty upon not more than 30 calendar days' notice and (B) provides for a price less than the market value price that would be received pursuant to an arm's-length agreement for the same term with an unaffiliated third party purchaser;

                          (vii) any agreement for, or that contemplates, the sale of any Working Interests (as defined in Section 10.16) in any Property (as defined in Section 10.16), or the sale of any other asset (other than sales of oil and gas production in the ordinary course of business), which involves payment to the Company or the Subsidiary in excess of $5,000,000;

                          (viii) any agreement that constitutes a lease (other than an oil and gas lease) under which the Company or the Subsidiary is the lessor or lessee of real or personal property, that (A) cannot be terminated by the Company or the Subsidiary, as the case may be, without penalty upon not more than 30 calendar day's notice and (B) involves an annual base rental in excess of $250,000;

                          (ix) (A) any agreement for the future acquisition of 3-D seismic data that requires aggregate future payments in excess of $2,500,000 and (B) any other material 3-D seismic data license;

                          (x) any hydrocarbon or financial hedge, swap, exchange, or similar agreement; and

                          (xi) any other agreement not referenced in subsections (i) through (x) of this Section 3.14(a)that (A) requires future payment by the Company or the Subsidiary in excess of $2,500,000 and is not an oil and gas lease or an interest therein, (B) creates or imposes confidentiality obligations on the Company, or (C) creates an area of mutual interest.

                 (b) Except as set forth on Schedule 3.14, each Material Contract listed on Schedule 3.14 is a valid and binding obligation of the Company or the Subsidiary, as the case may be, enforceable against the Company or the Subsidiary, as the case may be, in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application with respect to creditors, (ii) general principles of equity, and (iii) the power of a court to deny enforcement of remedies generally based upon public policy. Except as set forth on Schedule 3.14, the Company and the Subsidiary have performed all obligations required to be performed by them through the date hereof under the Material Contracts listed on Schedule 3.14, other than any such obligations the failure of which to perform are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, and are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except in any such case for such breaches or defaults that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 (c) Except as set forth on Schedule 3.14, no purchaser under any gas sales agreement has, since the Company Unaudited Balance Sheet Date, notified the Company or the Subsidiary (or, to the Company's or the Subsidiary's Knowledge, the operator of any Property), of its intent to cancel, terminate, or renegotiate any gas sales agreement or otherwise to fail and refuse to take and pay for gas in the quantities and at the price set out in any gas sales agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in the gas sales agreement, or otherwise, except in any such case where such cancellation, termination, renegotiation, failure, or refusal is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Schedule 3.14, neither the Company nor the Subsidiary is obligated under any gas sales agreement by virtue of (i) any prepayment arrangement, (ii) a take-or-pay or similar provision, or (iii) a production payment, or any other arrangements, to deliver hydrocarbons produced from the Properties at some future time without then or thereafter receiving a fair market value payment therefor.

                 Section 3.15 Environmental Matters. Other than violations that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Properties have been operated in compliance with all applicable Environmental Laws. Without limitation of the foregoing, there are no existing, pending or, to the Company's or the Subsidiary's Knowledge, threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by any Governmental Authority relating to any Environmental Laws with respect to the Properties, except for actions, suits, investigations, inquiries, proceedings, and obligations that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. All notices, permits, or similar authorizations, if any, required to be obtained or filed in connection with the operation of the Properties by the Company or the Subsidiary, including, without limitation, treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, other than any such notices, permits, or similar authorizations the failure of which to obtain or file is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "release" has the meaning specified in CERCLA (as hereinafter defined), and the term "disposal" (or "disposed") has the meaning specified in RCRA (as hereinafter defined). For the purposes hereof, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment in effect on the date of this Agreement and in effect at such time in any and all jurisdictions in which the Properties are operated, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, comparable state and local laws and other material environmental protection laws in effect on the date of this Agreement.

                 Section 3.16 Condemnation. There are, at the date hereof, no pending or, to the Company's or the Subsidiary's Knowledge, threatened condemnation or eminent domain proceedings, or contemplated sales in lieu thereof, involving a partial or total taking of any of the Properties, other than proceedings or sales in lieu thereof that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section  3.17   Taxes.  (a) (i) Except as set forth on
Schedule 3.17, the Company and the Subsidiary have filed when due all material Company Returns (as defined in Section 10.16) in connection with and in respect of the Business, and have, except for Taxes that are being contested in good faith and set forth on Schedule 3.17, timely paid and discharged all Tax obligations shown thereon, (ii) the Company Returns correctly and accurately reflect the facts regarding the income, business and assets, operations, activities, status, or other matters of the Company and the Subsidiary, and any other information required to be shown thereon, and are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties, or any corresponding provision of applicable state, local, or foreign Tax law or any predecessor provision of law, and (iii) neither the Company nor the Subsidiary has received any notice of any Tax deficiency outstanding, proposed, or assessed against or allocable to it, nor has either of them executed any waiver of any statute of limitations on the assessment or collection of any Tax, or executed or filed with the Internal Revenue Service or any other governmental body any agreement now in effect extending the period for assessment or collection of any Taxes against the Company or the Subsidiary. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind, levies, or other like assessments, customs, duties, imposts, charges, or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer, and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local, or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, or additions to tax attributable to any such Tax, including penalties for the failure to file any Tax return or report. Federal or state royalty payments shall not be Taxes for purposes of this Agreement.

                 (b) Except for the group of which the Company is currently the parent, neither the Company nor the Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation.

                 (c) None of the assets of the Company or the Subsidiary is property that the Company is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

                 (d) None of the assets of the Company or the Subsidiary directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                 (e) None of the assets of the Company or the Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                 (f) Neither the Company nor the Subsidiary has agreed to make, nor is either of them required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                 (g) Neither the Company nor the Subsidiary has participated in, nor will either of them participate in, an international boycott within the meaning of Section 999 of the Code.

                 (h) Neither the Company nor the Subsidiary has or had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                 (i) Neither the Company nor the Subsidiary has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it.

                 Section 3.18 Employee Benefit Plans. (a) Schedule 3.18 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA, hereinafter a "Company Welfare Plan"), stock option, stock purchase, incentive, deferred compensation plans or arrangements, vacation, change in control, stay-on bonus plans or arrangements, and other material employee compensation and fringe benefit plans or agreements, maintained, contributed to, or pursuant to which the Company or the Subsidiary has any liability (all the foregoing being herein called "Company Benefit Plans"). The Company has made available to Parent true, complete, and correct copies of (i) each Company Benefit Plan and any subsequently adopted amendments thereto (or, in the case of unwritten Company Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required (with all summaries of material modifications provided after the most recent summary plan description was distributed), (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan and (v) each favorable determination letter from the Internal Revenue Service with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

                 (b) All Company Benefit Plans are and have been administered in material compliance with their terms and all applicable laws, including, without limitation, ERISA and the Code, except where the failure to so administer the Company Benefit Plans or to comply with such laws is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending or, to the Company's or the Subsidiary's Knowledge, threatened investigations by any governmental entity, termination proceedings, or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that are reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 (c) All contributions to, and payments from, the Company Benefit Plans required to be made in accordance with the Company Benefit Plans have been timely made, other than contributions or payments the failure of which to make are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 (d) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                 (e) (i) No "prohibited transaction" (under Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Company Benefit Plan and (ii) there has been no breach of any fiduciary duty with respect to any Company Benefit Plan, other than, in the case of (i) and (ii), those that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 (f) Neither the Company nor the Subsidiary maintains or contributes to any Company Welfare Plan which could not be terminated by the Company or the Subsidiary without material liability.

                 Section 3.19 Reserve Report. (a) The Company has delivered to Parent a copy of the oil and gas reserve report for the Company prepared by William M. Cobb & Associates, Inc. as of July 1, 1997 (the "Reserve Report"). Neither the Company nor the Subsidiary has Knowledge of any facts that would make the factual information provided by the Company and the Subsidiary to William M. Cobb & Associates, Inc., and on which the Reserve Report was based, inaccurate in any material respect at the time provided.

                 (b)      OTHER THAN AS EXPRESSLY SET FORTH ABOVE IN THIS
SECTION 3.19, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, THAT THE RESERVE

ESTIMATES, COST AND CASH FLOW ESTIMATES, PRICE ESTIMATES, OR PRODUCTION OR FLOW RATE ESTIMATES CONTAINED IN THE RESERVE REPORT, OR IN ANY SUPPLEMENT THERETO OR UPDATE THEREOF, ARE IN ANY WAY COMPLETE, ACCURATE OR NOT MISLEADING, THE SAME BEING PREDICTIONS AS TO FUTURE EVENTS WHICH ARE INHERENTLY SUBJECT TO INCOMPLETENESS AND INACCURACY.

                 Section 3.20 Title. The Company or the Subsidiary, as the case may be, has Defensible Title (as defined in Section 10.16) to the Leases and Wells (as such terms are defined in Section 10.16), except as to those matters set forth in Schedule 3.20 and except where the failure to have Defensible Title is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section  3.21   Financial and Commodity Hedging.  Schedule
3.21 sets forth the outstanding hydrocarbon and financial hedging positions of the Company and the Subsidiary (including fixed price controls, collars, swaps, caps, hedges, and puts) as of November 22, 1997.

                 Section 3.22 Production and Pipeline Imbalances and Penalties. Schedule 3.22 sets forth all Company and Subsidiary pipeline and production imbalances and penalties as of July 31, 1997 arising with respect to the Properties.

                 Section 3.23 Preference Rights. Schedule 3.23 sets forth all Preference Rights (as defined in Section 10.16) arising from the consummation of the transactions contemplated by this Agreement, other than those Preference Rights that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section 3.24 Brokerage Fees and Commissions. Except as set forth on Schedule 3.24, the Company has not incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee, or commission in respect of the transactions contemplated by this Agreement for which Parent or the Company shall incur any liability.

                 Section 3.25 Tax Treatment and Pooling of Interests. Neither the Company nor, to the Company's Knowledge, any of its affiliates has taken, has agreed or failed to take, or intends to take any action or has any Knowledge of any fact or circumstance that would prevent the Merger from (a) qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization") or (b) being treated for financial accounting purposes as a "pooling of interests" (a "Pooling Transaction") in accordance with GAAP and the rules, regulations and interpretations of the Securities and Exchange Commission ("SEC") if consummated in accordance with this Agreement.

                 Section 3.26 Registration Statement and Proxy Statement. None of the information to be supplied by the Company or the Subsidiary for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act of 1933, as amended (the "1933 Act") with the SEC by Parent in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") or (b) the proxy statement to be distributed in connection with the Parent Stockholders' Meeting (as hereinafter defined) to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Parent Stockholders' Meeting, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Company with respect to information supplied by Parent or Merger Subsidiary for inclusion therein.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                 Parent represents and warrants to the Company as follows:

                 Section 4.1 Organization and Qualification. Parent is, and at the Effective Time, Merger Subsidiary will be, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and Parent has the requisite corporate power to carry on its business as it is now conducted. Parent is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such jurisdictions in which the Parent's failure to be so qualified is not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in Section 10.16). Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect. From the date of its incorporation, the Merger Subsidiary will not engage in any activities other than in connection with or as contemplated by this Agreement.

                 Section 4.2 Capitalization. (a) The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, and 10,000,000 shares of preferred stock, $1.00 par value. As of September 30, 1997, there were outstanding 85,745,685 shares of Parent Common Stock (including 1,484,685 shares of treasury stock) and options to purchase an aggregate of 3,727,069 shares of Parent Common Stock. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Parent has issued rights to the holders of Parent Common Stock pursuant to the Rights Agreement (as hereinafter defined). Except as set forth in this Section 4.2 and except for changes since September 30, 1997 resulting from the exercise of stock options outstanding as of September 30, 1997 or the grant of stock based compensation to directors or employees, there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, or (iii) options or other rights to acquire from Parent or other obligation of Parent to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of Parent. There are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem, or otherwise acquire any securities referred to in clauses (i), (ii), or (iii) above.

                 (b) The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or other similar right.

                 Section 4.3 Authorization. The execution, delivery and performance by Parent of this Agreement, and the consummation by Parent and the Merger Subsidiary of the transactions contemplated hereby, are within the corporate powers of Parent and the Merger Subsidiary and, subject to Parent Stockholders' Approval (as hereinafter defined), have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application with respect to creditors, (b) general principles of equity, and (c) the power of a court to deny enforcement of remedies generally based upon public policy.

                 Section 4.4 Consents and Approval; No Violation. Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated by this Agreement, will: (a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of a certificate of merger in accordance with Delaware Law, (ii) compliance with any applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and foreign or state securities or Blue Sky laws,
(iii) in connection with the HSR Act, (iv) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement, or (v) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any agreement or other instrument binding upon Parent or any of its subsidiaries, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time or which are not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 4.4(a) and assuming Parent Stockholders' Approval is obtained, violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Parent or any of its subsidiaries or any of their assets, except for violations which are not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement.

                 Section 4.5 SEC Filings. (a) Parent has delivered to the Company (i) Parent's annual report on Form 10-K for the fiscal year ended December 31, 1996 ("Parent 10-K"), (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 1996, (iii) its proxy or information statements relating to meetings of or actions taken without a meeting by Parent's stockholders held since December 31, 1996, and (iv) all of its other reports, statements, schedules, and registration statements filed with the SEC since December 31, 1996 (the documents referred to in this Section 4.5(a) being referred to collectively as the "Parent SEC Filings"). The Parent's quarterly report on Form 10-Q for its fiscal quarter ended September 30, 1997 is referred to herein as the "Parent 10-Q."

                 (b) As of its filing date, each Parent SEC Filing complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

                 (c) As of its filing date, each Parent SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 (d) Each such registration statement as amended or supplemented, if applicable, filed pursuant to the 1933 Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 Section 4.6 Financial Statements. The audited consolidated financial statements and the unaudited interim consolidated financial statements of Parent included in the Parent SEC Filings present fairly the consolidated financial position, results of operations, and changes in financial position of Parent and its subsidiaries as of the respective dates or for the respective periods to which they apply in accordance with GAAP. For purposes of this Agreement, "Parent Unaudited Balance Sheet" means the consolidated balance sheet of Parent as of September 30, 1997 set forth in the Parent 10-Q and "Parent Unaudited Balance Sheet Date" means September 30, 1997.

                 Section 4.7 Undisclosed Liabilities. Except as set forth in the Parent SEC Filings or as reflected, reserved against, or otherwise disclosed in the Parent Unaudited Balance Sheet, Parent did not have, at the Parent Unaudited Balance Sheet Date, does not have, at the date hereof, and will not have, at the Effective Time, any liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                 Section 4.8 Conduct of the Business Since Parent Unaudited Balance Sheet Date. Except as expressly contemplated by this Agreement, since the Parent Unaudited Balance Sheet

Date, (a) the business and operations of Parent and its subsidiaries have been conducted in the ordinary and usual course in all material respects in accordance with past practices, (b) Parent has not paid or declared any dividend on, or made any distribution with respect to, or purchased or redeemed any of its capital stock, except for quarterly cash dividends by Parent and stock repurchases by Parent for stock based compensation plans, in each case not in excess of historical amounts, and (c) no Parent Material Adverse Effect has occurred and is continuing.

                 Section 4.9 Litigation; Orders. Except as affects the oil and gas industry generally or as set forth in the Parent SEC Filings, as of the date hereof, there are no Actions pending or, to Parent's Knowledge, threatened against Parent or any of its subsidiaries that are reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect or that would prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement. Except as affects the oil and gas industry generally or as set forth in the Parent SEC Filings, as of the date hereof there are no judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against Parent or any of its subsidiaries that are reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect or that would prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement.

                 Section 4.10 Licenses; Approvals. Parent and its subsidiaries possess all Licenses that are necessary to the ownership or operation of their business as currently conducted, and all such Licenses are in full force and effect, except where the failure to possess any License or the failure to be in full force and effect is not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No proceeding is pending or, to Parent's Knowledge, threatened seeking the revocation or limitation of any such License that is reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                 Section 4.11 Labor Matters. Except as set forth in the Parent SEC Filings, there are no agreements with labor unions or associations representing employees of Parent or any of its subsidiaries. No material work stoppage against Parent or any of its subsidiaries is pending or, to Parent's Knowledge, threatened. Neither Parent nor any of its subsidiaries is involved in or, to Parent's Knowledge, is threatened with any labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters involving the employees of Parent or any of its subsidiaries (excluding routine workers' compensation claims) that is reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                 Section 4.12 Compliance with Laws. Parent and its subsidiaries have conducted their business in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders, or decrees applicable thereto (other than Environmental Laws which are governed solely by Section 4.13), except as set forth in the Parent SEC Filings and except for violations or failures so to comply, if any, that are not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                 Section 4.13 Environmental Matters. Except as set forth in the Parent SEC Filings prior to the date hereof and other than violations that are not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the properties of Parent and its subsidiaries have been operated in compliance with all applicable Environmental Laws. Without limitation of the foregoing, there are no existing, pending or, to Parent's Knowledge, threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by any Governmental Authority relating to any Environmental Laws with respect to the properties of Parent and its subsidiaries, except for actions, suits, investigations, inquiries, proceedings, and obligations that are set forth in the Parent SEC Filings prior to the date hereof or are not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All notices, permits, or similar authorizations, if any, required to be obtained or filed in connection with the operation by the Parent or any of its subsidiaries of their properties, including, without limitation, treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, other than any such notices, permits, or similar authorizations the failure of which to obtain or file is not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                 Section  4.14   Taxes.  (a) (i) Except as set forth on
Schedule 4.14, Parent and its subsidiaries have filed when due all material Parent Returns (as defined in Section 10.16) in connection with and in respect of their business, and have, except for Taxes that are being contested in good faith and set forth on Schedule 4.14, timely paid and discharged all Tax obligations shown thereon, (ii) the Parent Returns correctly and accurately reflect the facts regarding the income, business and assets, operations, activities, status, or other matters of Parent and its subsidiaries, and any other information required to be shown thereon, and are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties, or any corresponding provision of applicable state, local, or foreign Tax law or any predecessor provision of law, (iii) neither Parent nor any of its subsidiaries has received any notice of any Tax deficiency outstanding, proposed, or assessed against or allocable to it, nor has Parent nor any of its subsidiaries executed any waiver of any statute of limitations on the assessment or collection of any Tax, or executed or filed with the Internal Revenue Service or any other governmental body any agreement now in effect extending the period for assessment or collection of any Taxes against Parent, (iv) Parent and its subsidiaries have made provision for all Taxes payable by Parent and its subsidiaries for which no Parent Return has yet been filed, (v) the charges, accruals, and reserves for Taxes with respect to Parent and its subsidiaries reflected on the Parent Unaudited Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof, (vi) there is no action, suit, proceeding, audit, or claim now proposed or pending against or with respect to Parent or any of its subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination, and (vii) neither Parent nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which Parent was the common parent.

                 Section 4.15 Employee Benefit Plans. (a) Each Parent Employee Plan, as hereinafter defined, has been funded and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations (including, but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Employee Plan" shall mean each material "employee benefit plan" as defined in Section 3(3) of ERISA, each employment, severance, or similar contract, plan, arrangement, or policy and each plan or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical, or life insurance benefits) which is maintained, administered, or contributed to by Parent or any affiliate of Parent and covers any employee or former employee of Parent or any affiliate of Parent or under which Parent or any affiliate of Parent has any liability.

                 (b) Each Parent Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

                 Section 4.16 Tax Treatment and Pooling of Interests. Neither Parent nor, to Parent's Knowledge, any of its affiliates has taken, has agreed or failed to take, or intends to take any action or has any Knowledge of any fact or circumstance that would prevent the Merger from (a) qualifying as a 368 Reorganization or (b) being treated as a Pooling Transaction if consummated in accordance with this Agreement.

                 Section 4.17 Registration Statement and Proxy Statement. None of the information to be supplied by Parent or its subsidiaries for inclusion in (a) the Registration Statement or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Parent Stockholders' Meeting, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will, as of its mailing date, comply as to form in all material respects with all applicable laws, including the provisions of the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Merger Subsidiary with respect to information supplied by the Company or the Company Stockholders for inclusion therein.

                 Section 4.18 Parent Stockholders' Approval. The affirmative vote of stockholders of Parent required for the issuance of Parent Common Stock in the Merger as required by the regulations of the NYSE, is a majority of the shares of Parent Common Stock present in person or by proxy at a meeting of such stockholders and entitled to vote thereat.

                 Section 4.19 Opinion of Financial Advisor. The financial advisor of Parent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has rendered a written opinion to Parent to the effect that the Merger Consideration is fair from a financial point of view to Parent.

                 Section 4.20 Amendment of Rights Agreement. Prior to the execution of this Agreement by Parent and the Company, Parent has signed Amendment No. 1 dated as of November 22, 1997 ("Amendment") to the Rights Agreement between Parent and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent ("Rights Agent"), dated as of January 8, 1996 (the "Rights Agreement") in the form attached as Exhibit G hereto. Parent agrees to transmit promptly the Amendment to the Rights Agent for execution by it. The Amendment reflects all action that must be taken by Parent to except each of Selim K. Zilkha and the Company Stockholders from the definition of Acquiring Person (as defined in the Rights Agreement) with respect to the execution of this Agreement and the consummation of the Merger. To the extent that the execution of this Agreement by Parent and the Company prior to the execution of the Amendment by the Rights Agent results in the characterization of each of Selim K. Zilkha and the Company Stockholders as an Acquiring Person under the Rights Agreement, Parent has determined that execution of the Amendment by the Rights Agent in due course will not result in an amendment to the Rights Agreement in a manner that adversely affects the interests of the holders of the Rights (as defined in the Rights Agreement).


                                   ARTICLE V

                            COVENANTS OF THE COMPANY

                 Section 5.1 Conduct of Business. From the date hereof until the Effective Time, except as set forth on Schedule 5.1 or otherwise expressly contemplated by this Agreement, or, except as consented to or approved by Parent in writing, the Company covenants and agrees that it will and will cause the Subsidiary to:

                 (a) operate the Business (including the making of capital expenditures) in the ordinary and usual course in all material respects in accordance with past practices;

                 (b) not make any change or amendment in their respective certificate of incorporation or bylaws;

                 (c) not issue, sell, or agree to issue or sell (i) any shares of its capital stock or (ii) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock;

                 (d) except in the ordinary course of business and consistent with past practices, or as required by law or contractual obligations or other policies, benefit proposals, understandings, or arrangements existing on the date hereof, not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers, or other employees; (ii) pay or agree to pay any pension, retirement allowance, or other employee benefit to any such director, officer, or employee, whether past or present; (iii) enter into any new employment, severance, consulting or other compensation agreement with any existing director, officer, or employee; or (iv) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement, or other employee benefit plan, fund, or similar arrangement or amend or commit itself to amend any of such plans, funds, or similar arrangements in existence on the date hereof;

                 (e) not (i) sell, transfer, or otherwise dispose of any of its assets, except in the ordinary course of business and consistent with past practices, (ii) create or permit to exist any new material Lien on its assets, other than Permitted Encumbrances (as defined in Section 10.16), (iii) enter into any material joint venture, partnership, or other similar arrangement or form any other new material arrangement for the conduct of the Business, (iv) purchase any material assets or securities of any Person, (v) enter into any agreement for the forward sale of production of oil, gas, or liquids or other hedging transaction, or (vi) except in the ordinary course of business and consistent with past practices, enter into any other material agreement;

                 (f) not pay or declare any dividend on, or make any distribution with respect to, or purchase or redeem any of its capital stock; and

                 (g)      not take any action that would make any
representation and warranty of the Company hereunder materially inaccurate in any respect at, or as of any time prior to, the Effective Time.

                 Section 5.2 Financial Reporting Matters. (a) The Company agrees that it will (i) to the maximum extent permitted by GAAP, expense in 1997 all of the expenses related to the Merger and (ii) with respect to its 1997 financial results and all prior year financial results, use its reasonable best efforts to convert from the "full cost" to the "successful efforts" method of accounting.

                 (b) The Company agrees to use its reasonable best efforts to negotiate (i) the payment by the Company of a specific amount to be paid in 1998 for the buy-down of the premium on the Company's indebtedness under the First Amended and Restated Note Purchase Agreement dated October 30, 1996 between the Company and Joint Energy Development Investments Limited Partnership, (ii) the payment by the Company of a specific amount to be paid in 1998 for the right to transfer pursuant to the Merger the right to use the Company's seismic data and (iii) the payment by the Company of the minimum investment banking fee to be paid at the earlier of the Effective Time or the termination of this Agreement.

                                   ARTICLE VI

                              COVENANTS OF PARENT

                 Section 6.1 Conduct of Business. From the date hereof until the Effective Time, except as provided for in, or contemplated by, this Agreement, or, except as consented to or approved by the Company in writing, Parent covenants and agrees that it will and will cause each of its subsidiaries to:

                 (a) operate their businesses (including the making of capital expenditures) in the ordinary and usual course in all material respects in accordance with past practices;

                 (b) not make any change or amendment in their respective articles of incorporation or bylaws that would have a material adverse effect on the Company or the Company Stockholders;

                 (c) not issue, sell, or agree to issue or sell (i) any shares of their capital stock or (ii) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of their capital stock, except that (A) Parent may issue shares upon conversion of convertible securities and exercise of options and as otherwise described in Section 4.2 and (B) Parent may issue options with an exercise price per share of Parent Common Stock no less than the fair market value of a share of Parent Common Stock on the date of grant thereof (and shares upon exercise of such options) pursuant to its employee stock option plans in effect on the date hereof;

                 (d) except in the ordinary course of business and consistent with past practices, not (i) sell, transfer, or otherwise dispose of any of its assets, (ii) create or permit to exist any new material Lien on its assets, other than Permitted Encumbrances, or (iii) enter into any material joint venture, partnership, or other similar arrangement;

                 (e) not pay or declare any dividend on, or make any distribution with respect to, or purchase or redeem any of their capital stock, except for quarterly cash dividends by Parent and stock repurchases by Parent for stock based compensation plans, in each case not in excess of historical amounts, and dividends by wholly-owned subsidiaries; and

                 (f)      not take any action that would make any
representation and warranty of Parent hereunder materially inaccurate in any respect at, or as of any time prior to, the Effective Time.

                 Section 6.2 Obligations of Merger Subsidiary. Parent will take all action necessary to create Merger Subsidiary and to cause it to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                 Section 6.3 Registration Statement and Proxy Statement. Parent shall promptly prepare and file with the SEC the Registration Statement and the Proxy Statement and shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Common Stock in the Merger.

                 Section 6.4 Parent Stockholders' Approvals. Parent shall, as promptly as practicable, submit the issuance of Parent Common Stock in the Merger as required by the NYSE for the approval of its stockholders at a meeting of its stockholders (the "Parent Stockholders' Meeting") and shall, subject to the fiduciary duties of the Board of Directors of Parent under Delaware Law, use its reasonable best efforts to obtain stockholder approval thereof (the "Parent Stockholders' Approval"). Parent shall, through its Board of Directors (i) subject to the fiduciary duties of the members thereof under Delaware Law, recommend to its stockholders approval of the issuance of Parent Common Stock in the Merger as required by the NYSE and (ii) authorize and cause an officer of Parent to vote Parent's shares of common stock of the Merger Subsidiary for approval and adoption of this Agreement and the transactions contemplated hereby and shall take all additional actions as the sole stockholder of the Merger Subsidiary necessary to approve and adopt this Agreement and the transactions contemplated hereby.

                 Section 6.5 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance.

                 Section  6.6   Employee Benefits.    At or immediately
following Closing, Buyer shall make or cause the Company to make all payments due under the Stay-On Bonus Program and under the Long Term Unit Value Plan
III. From and after the Effective Time, Parent (a) shall provide the employees of the Surviving Corporation with compensation and benefits on the same basis as Parent provides compensation and benefits to similarly situated employees of Parent and its affiliates, and shall credit each person who is an employee of the Company at the Effective Time with such employee's service that is recognized as of the Effective Time under the Company's Benefit Plans (including industry service for vacation purposes) for all purposes under Parent's plans or programs, except for the accrual of benefits under a defined benefit plan, (b) shall waive any exclusion or limitation with respect to pre-existing conditions under Parent's group health plan and shall provide that any out-of-pocket health expenses incurred by a Company employee or his or her covered dependants prior to the Effective Time shall be taken into account under Parent's group health plan for purposes of satisfying applicable deductible, coinsurance and maximum covered health benefit claims for services rendered on and after the Effective Time, and (c) shall not permit the Surviving Corporation to amend, revise or terminate (i) the Severance Plan,
(ii) the Incentive Pool Plan or the Amended and Restated Incentive Pool Plan in a manner that would adversely affect the interest of any participant in such plans (who is a participant in such plans as of the date of this Agreement) in any prospect that has been designated or assigned prior to the Effective Time or, with respect to properties owned by the Company as of the Effective Time, designated or assigned within three years following the Effective Time, in each case pursuant to Articles II and III of the Incentive Pool Plan or Articles II and III of the Amended and Restated Incentive Pool Plan, or (iii) the Retirement Savings Plan in a manner that would adversely affect the vesting of the participants thereunder.

                 Section 6.7 Corporate Name; Trademark Rights. (a) Upon or immediately following the Effective Time, Parent will cause the Surviving Corporation and the Subsidiary shall cease to use the name "Zilkha," or any similar name, and Parent will take all action, including causing the Surviving Corporation and the Subsidiary to file all documents, necessary to change the name of the Surviving Corporation and the Subsidiary to a name that does not use the name "Zilkha."

                 (b) Parent understands and agrees that nothing in this Agreement confers upon Parent or the Surviving Corporation any rights to or under any trademarks, service marks, logos, or trade names of the Company or any of its affiliates ("Marks"). Parent agrees that, upon the Effective Time, Parent will cause the Surviving Corporation and the Subsidiary to cease all use of the Marks, including, without limitation, any name including the word "Zilkha," the "Zilkha logo," and all marks, names, and trade styles confusingly similar to such word and symbol. Parent further agrees that it will, as promptly as practicable and in any event within 90 calendar days following the Effective Time cause the Surviving Corporation and the Subsidiary to remove all references to and representations of any of the Marks from the Properties.

                 Section 6.8 Registration Rights Agreement. Parent will enter into a Registration Rights Agreement at the Effective Time in the form attached hereto as Exhibit A.

                 Section 6.9 Post-Merger Combined Financial Statements. Parent will issue, in a manner satisfying the requirements of SEC Accounting Series Release No. 135, an earnings statement containing at least 30 days of post- Merger combined financial results of Parent and the Company as soon as reasonably practicable following the Effective Time but in no event later than 30 days following such 30-day period.

                 Section 6.10 Shareholder Loan. If the promissory note in favor of the Selim K. Zilkha Trust has not been paid in full prior to the Effective Time, Parent will immediately cause the Surviving Corporation to pay in full all of the outstanding principal of and unpaid interest on such promissory note.

                 Section 6.11 Rights Agreement Amendment. Parent will not take, or permit to be taken, any action that would make the representation set forth in Section 4.20 inaccurate in any material respect at any time, whether at or prior to the Effective Time or thereafter.

                                  ARTICLE VII

                      COVENANTS OF PARENT AND THE COMPANY

                 Section 7.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

                 Section 7.2 Certain Filings. (a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Registration Statement and the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material agreements, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in taking such actions or making such filings, furnishing information required in connection therewith or with the Registration Statement and seeking timely to obtain such actions, consents, approvals, or waivers.

                 (b) If not previously filed by Parent and the Company, within ten Business Days (as defined in Section 10.16) after the date hereof Parent and the Company will make such filings as may be required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement and will use all reasonable efforts to obtain early termination of any waiting period under the HSR Act. Parent and the Company will file or cause to be filed as promptly as practicable with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("Justice Department") any supplemental information which may be requested pursuant to the HSR Act. All filings referred to in this Section 7.2(b) will comply in all material respects with the requirements of the respective laws pursuant to which they are made.

                 (c) Without limiting the generality or effect of Section 7.2(b), and notwithstanding any provision herein to the contrary, each of the parties will (i) use reasonable efforts to comply as expeditiously as possible with all lawful requests of Governmental Authorities for additional information and documents pursuant to the HSR Act, (ii) not (A) extend any waiting period under the HSR Act or (B) enter into any voluntary agreement with any Governmental Authorities not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other, and (iii) cooperate with each other and use reasonable efforts to obtain the requisite approval of the FTC and Justice Department, including, without limitation, (A) the execution, delivery, and performance by the appropriate entity of such divestiture agreements or other actions, as the case may be, as may be necessary to secure the expiration or termination of the applicable waiting periods under the HSR Act, (B) the removal, dissolution, stay, or dismissal of any temporary restraining order, preliminary injunction or other judicial or administrative order which prevents the consummation of the transactions contemplated by this Agreement or requires as a condition thereto that all or any part of the Business be held separate, or (C) the pursuit of necessary litigation or administrative proceedings (including, if necessary, participation in proceedings through the trial court level).

                 Section  7.3   Public Announcements.   Without the prior
consent of the other, which consent shall not be unreasonably withheld, neither Parent nor the Company will issue, or permit any agent or affiliate to issue, any press releases or otherwise make or permit any agent or affiliate to make, any public statements with respect to this Agreement or the transactions contemplated by this Agreement.

                 Section 7.4 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to, and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                 Section 7.5 Notices of Certain Events. Each of the Company and Parent shall promptly notify the other party hereto of:

                 (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                 (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

                 (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to, or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3.9, 3.12, 3.15, 4.9, 4.12, or 4.13 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement; and

                 (d) (i) the discovery by such party that any representation or warranty contained in this Agreement is untrue or inaccurate in any material respect, (ii) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of the representations or warranties in this Agreement to be untrue or incorrect in any material respect at the Effective Time, except for representations and warranties that speak as of a specified date, which need only be true and correct as of the specified date, and (iii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.5(d) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 Section 7.6 Tax-Free Reorganization and Pooling. Prior to the Effective Time, each party shall use its best efforts to cause the Merger to qualify as a 368 Reorganization and to be treated as a Pooling Transaction, and in each case will not take or fail to take any action reasonably likely to cause the Merger not to so qualify or to be so treated.

                 Section 7.7 Affiliates. (a) The Persons named on Exhibit B-1 are, to the Company's Knowledge, the only Persons who may be deemed affiliates of the Company under Rule 145 of the 1933 Act. Each Person named on Exhibit B-1 has executed a written agreement substantially in the form of Exhibit B-1.

                 (b) At least 30 days prior to the Effective Time, Parent shall deliver to the Company a list of names and addresses of those Persons who were, in Parent's reasonable judgment, at the record date for the Parent Stockholders' Meeting, affiliates (each such person, a "Parent Affiliate") of Parent within the meaning of Rule 145 of the 1933 Act. Parent shall use all reasonable efforts to deliver or cause to be delivered to the Company, prior to the Effective Time, from each of the Parent Affiliates identified in the foregoing list, a written agreement substantially in the form of Exhibit B-2.

                 Section 7.8 Access to Information; Confidentiality. (a) From the date hereof until the Effective Time, the Company and Parent will give to the other party, its counsel, financial advisors, auditors, and other authorized representatives reasonable access to the offices, properties, books, and records of such party, furnish to the other party and its representatives such financial and other data and information as such party and its representatives may reasonably request and instruct its own employees and representatives to cooperate with the other party in its investigations; provided, however, that any such access may be denied which, in the reasonable judgment of the party asserting such denial, could operate to cause the waiver of any attorney-client, work product, or other privilege or result in the violation of an obligation or agreement of confidentiality. Any investigation pursuant to this Section 7.8 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and Parent, as the case may be. No investigation pursuant to this Section 7.8 shall affect any representation or warranty made by any party hereunder.

                 (b) All information obtained by Parent or the Company pursuant to this Section 7.8 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreements dated September 10, 1997 and November 20, 1997 between Parent and the Company (the "Confidentiality Agreements").

                 Section 7.9 Registration Statement and Proxy Statement. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preparation and filing of the Registration Statement and the Proxy Statement. The information provided and to be provided by Parent and the Company, respectively, for use in the Proxy Statement/Prospectus shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                 Section 8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

                 (a) this Agreement shall have been approved and adopted by the stockholders of Parent in accordance with applicable NYSE listing requirements;

                 (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

                 (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

                 (d) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

                 (e) Ernst & Young LLP, certified public accountants for Parent, shall have delivered a letter dated the day of the Effective Time, addressed to Parent, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will qualify as a Pooling Transaction if consummated in accordance with this Agreement; and

                 (f) KPMG Peat Marwick LLP, certified public accountants for the Company, shall have delivered a letter dated the day of the Effective Time, addressed to the Company, in form and substance reasonably satisfactory to the Company, to the effect that the Company has met the requirements of a Pooling Transaction.

                 Section 8.2 Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

                 (a) The (i) representations and warranties of the Company contained in Article III, shall not, as of the Effective Time, be untrue or incorrect in any respect that fails to correctly state facts in existence at the Effective Time that, individually or in the aggregate, constitute a Company Material Adverse Effect, except for representations and warranties that speak as of a specified date, which need only be true and correct as of the specified date, and (ii) covenants and agreements of the Company contained in this Agreement to be performed on or before the Effective Time in accordance with this Agreement shall have been duly performed in all material respects; and Parent shall have received at the Effective Time a certificate(s), dated the day of the Effective Time and validly executed by or on behalf of the Company, to the effect that the conditions set forth in clauses (i) and (ii) above have been so satisfied;

                 (b) Parent shall have received an opinion of Bracewell & Patterson, L.L.P. in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations, and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of the Company Stockholders substantially in the form of Exhibit C hereto and the officers of the Parent and the Company substantially in the form of Exhibits D and E hereto;

                 (c) the Closing Price as computed pursuant to Section 1.2(a) shall not be less than $39.00 (the "Floor Amount"); provided, however, if the Company notifies Parent of the Company's agreement to fix the Closing Price at the Floor Amount this condition shall be deemed to be satisfied. The Floor Amount is subject to appropriate adjustment in the event of any change in the Parent Common Stock during the period between the date of this Agreement and the Effective Time, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period; and

                 (d) either (i) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC or (ii) the issuance of the Parent Common Stock in the Merger shall be exempt from the registration requirements of the 1933 Act.

                 Section 8.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

                 (a) The (i) representations and warranties of Parent contained in Article IV, shall not, as of the Effective Time, be untrue or incorrect in any respect that fails to correctly state facts in existence at the Effective Time that constitute, individually or in the aggregate, a Parent Material Adverse Effect, except for representations and warranties that speak as of a specified date, which need only be true and correct as of the specified date, and (ii) covenants and agreements of Parent and the Merger Subsidiary contained in this Agreement to be performed on or before the Effective Time in accordance with this Agreement shall have been duly performed in all material respects; and Parent shall have received at the Effective Time a certificate(s), dated the day of the Effective Time and validly executed by or on behalf of Parent, to the effect that the conditions set forth in clauses (i) and (ii) above have been so satisfied;

                 (b) the Company shall have received an opinion of Andrews & Kurth L.L.P., in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations, and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of the Company Stockholders substantially in the form of Exhibit C hereto and the officers of Parent and the Company substantially in the form of Exhibits D and E hereto; and

                 (c) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.


                                   ARTICLE IX

                                  TERMINATION

                 Section 9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Board of Directors of the Company or Parent or the stockholders of the Company or Parent):

                 (a) by mutual written agreement of the Company and Parent; or

                 (b)      by either the Company or Parent, if

                          (i) the Merger has not been consummated on or before May 31, 1998; provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose breach of any covenant, agreement or other obligation contained in this Agreement results in the failure of the Merger to be consummated by such time;

                          (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order, or decree enjoining any party from consummating the Merger is entered and such judgment, injunction, order, or decree shall have become final and non-appealable; or

                          (iii) this Agreement shall not have been approved and adopted by the stockholders of Parent in accordance with applicable NYSE listing requirements after the matter shall have been presented to them for a vote at the Parent Stockholders' Meeting (including any adjournment thereof).

The party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give notice of such termination to the other party.

                 Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the agreements contained in Sections 7.8(b), 10.2, 10.4, 10.12, and 10.13 shall survive the termination of this Agreement and (ii) such termination shall not relieve any party hereto of any liability for any breach by that party of its covenants, agreements or other obligations under this Agreement occurring prior to such termination.


                                   ARTICLE X

                                 MISCELLANEOUS

                 Section 10.1 Representations, Warranties and Agreements. All representations and warranties of the parties, or any authorized representative thereof, contained in this Agreement, or in any certificate, document or other instrument delivered in connection herewith, shall terminate and cease to be of further force and effect as of the Effective Time. Each of Parent and the Company covenant never to institute, directly or indirectly, any action or proceeding of any kind against the other based on or arising out of, or in any manner related to, the breach of a representation or warranty contained in this Agreement. The agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time except for the agreements set forth in Sections 2.3(b), 2.3(c), 6.6, 6.7, 6.9, 6.10, 6.11, 10.2, 10.12, and 10.13.

                 Section 10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Texas without reference to the choice of law principles thereof.

                 Section 10.3 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, and the Confidentiality Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

                 Section 10.4 Expenses and Fees. (a) Except as otherwise provided in this Section 10.4, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                 (b) With respect to litigation in connection with Section 7.2(c)(iii), all expenses incurred by Parent and the Company contemplated by such litigation will be shared equally between Parent and the Company.

                 (c) Parent agrees to pay the Company in immediately available funds by wire transfer an amount equal to $25,000,000 (the "Termination Fee") in the event that this Agreement is terminated (i) by Parent pursuant to Section 9.1(b) (i) at a time when the condition set forth in
Section 8.2(c) has not been satisfied, (ii) by Parent pursuant to Section 9.1(b)(i) prior to approval and adoption of this Agreement by the stockholders of Parent at the Parent Stockholders' Meeting or (iii) by the Company or Parent pursuant to Section 9.1(b)(iii), in each case at a time when the Company was not in material breach of its representations and warranties or covenants contained in this Agreement; provided, however, that if this Agreement has been terminated by the Company or Parent pursuant to Section 9.1(b)(iii) and the Board of Directors of Parent shall have withdrawn or modified in a manner adverse to the Company its recommendation of the Parent Stockholders' Approval the Termination Fee shall be $50,000,000. The Termination Fee payable as provided in this Section 10.4(c) shall be in lieu of any other damages arising out of such termination. Any amounts payable pursuant to this Section 10.4(c) shall be paid promptly, but in no event later than two Business Days, after the date of such termination.

                 (d) In the event that the Merger does not occur, Parent agrees to reimburse the Company for any payments made by the Company as contemplated by Section 5.2(b).

                 Section 10.5 Notices. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below.

                 If to Parent or Merger Subsidiary, to:

                          Sonat Inc.
                          Amsouth-Sonat Tower
                          Birmingham, Alabama 35203
                          Attention: William A. Smith

                 with a copy to:

                          Bracewell & Patterson, L.L.P.
                          711 Louisiana Street, Suite 2900
                          Houston, Texas 77002-2781
                          Attention: Edgar J. Marston III

                 if to the Company, to:

                          Zilkha Energy Company
                          1201 Louisiana, Suite 3200
                          Houston, Texas  77002
                          Attention:  Joseph J. Romano
                 with a copy to:

                          Andrews & Kurth L.L.P.
                          4200 Texas Commerce Tower
                          Houston, Texas  77002-3090
                          Attention:  William N. Finnegan, IV

                 Section 10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except the Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

                 Section 10.7 Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                 Section 10.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                 Section 10.9 Construction of Certain Provisions. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules or Exhibits is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Schedule or Exhibit is or is not material for purposes of this Agreement.

                 Section 10.10 Agreement for the Parties' Benefit. This Agreement is not intended to confer upon any Person not a party hereto (other than the Merger Subsidiary and the Zilkhas) any rights or remedies hereunder, and no Person other than the parties hereto or such Persons described above is entitled to rely on any representation, warranty, or covenant contained herein.

                          Section  10.11   Severability.  If any term or other
provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

                 Section 10.12 Jurisdiction. Any legal action, suit, or proceeding in law or equity arising out of or relating to this Agreement and transactions contemplated by this Agreement may be instituted in any state or federal court in Harris County, Houston, Texas, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit, or proceeding.
Any and all service of process and any other notice in any such action, suit, or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section 10.5. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Texas.

                 Section 10.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 Section 10.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

                 Section 10.15 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                 Section 10.16 Definitions and Usage. For the purposes of this Agreement:

                 "368 Reorganization" shall have the meaning specified in
        Section 3.25.

                 "1933 Act" shall have the meaning specified in Section 3.26.

                 "1934 Act" shall have the meaning specified in Section 4.4.

                 "Action" shall mean any action, suit, arbitration, inquiry, proceeding, or investigation by or before any Governmental Authority.

                 "Adjusted Purchase Price" means the Purchase Price reduced by the Reserve Adjustment Amount as provided in Section 1.3.

                "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

                 "Agreement" shall have the meaning specified in the introductory paragraph of this Agreement and Plan of Merger.

                 "Amended and Restated Incentive Pool Plan" shall mean that certain Amended and Restated Incentive Pool Plan adopted by the Company effective November 1, 1992.

                 "Amendment" shall have the meaning specified in Section 4.20.

                 "Business" shall mean all oil and gas exploration and all operations related thereto, including, without limitation, (a) the acquisition, purchase, sale, development, operation, maintenance, and abandonment of oil, gas, and mineral leases and related interests, (b) the drilling, reworking, production, purchase, sale, transportation, storage, processing, treating, manufacture, and disposal of or for oil, gas, natural gas liquids, and other hydrocarbon gases and liquids, and associated byproducts and wastes, and (c) the acquisition, construction, installation, maintenance, and operation of related plants, platforms, pipelines, gathering lines, compressors, facilities, storage facilities, and equipment.

                 "Business Day" shall mean any day other than a Saturday, Sunday, or legal holiday recognized by banking institutions in the State of Texas.

                 "Ceiling Amount" shall have the meaning specified in
Section 1.2(a).

                 "CERCLA" shall have the meaning specified in Section 3.15.

                 "Certificates" shall have the meaning specified in Section 1.4.

                 "Certificate of Merger" shall have the meaning specified in
Section 1.1(b).

                 "Closing Price" shall have the meaning specified in
Section 1.2(a).

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                 "Commitment" shall have the meaning specified in
Section 3.2(a).

                 "Company" shall have the meaning specified in the introductory paragraph of this Agreement.

                 "Company Audited Financial Statements" shall have the meaning specified in Section 3.5.

                 "Company Benefit Plans" shall have the meaning specified in
Section 3.18(a).

                 "Company Common Stock" shall have the meaning specified in
Section 1.2(a).

                 "Company Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, condition (financial or otherwise), assets, or liabilities of the Company and the Subsidiary, taken as a whole (after taking into account insurance recoveries in respect thereof); provided, however, that any actual or prospective change or changes relating to or resulting from any change or changes in reserves (including, without limitation, any reclassification or recalculation of reserves in the ordinary course of business) or in the prices of oil, gas, natural gas liquids, or other hydrocarbon products, natural declines in well performance, general economic conditions, or local, regional, national, or international industry conditions (including, without limitation, changes in applicable laws or regulations, and changes in financial or market conditions) shall be deemed not to constitute a "Company Material Adverse Effect;" and, provided, further, that (a) any change in the financial condition of the Company resulting from or related to the Company's change of financial reporting from "full cost" to "successful efforts" accounting, (b) the incurrence by the Company of the expenses as provided in
Section 5.2(a) and (c) the payments by the Company as contemplated by Section 5.2(b) shall be deemed not to constitute a "Company Material Adverse Effect."

                 "Company Pension Plans" shall have the meaning specified in
Section 3.18(a).

                 "Company Preferred Stock" shall have the meaning specified in
Section 1.2(a).

                 "Company Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed by the Company or the Subsidiary in respect of Taxes, and the term "Company Return" means any one of the foregoing Company Returns.

                 "Company Shares" shall have the meaning specified in
Section 3.2(a).

                 "Company Stock" shall have the meaning specified in
Section 1.2(a).

                 "Company Stockholders" shall have the meaning specified in
Section 1.4.

                 "Company Unaudited Balance Sheet Date" shall have the meaning specified in Section 3.6.

                 "Company Unaudited Financial Statements" shall have the meaning specified in Section 3.5.

                 "Company Welfare Plan" shall have the meaning specified in
Section 3.18(a).

                 "Confidentiality Agreements" shall have the meaning specified in Section 7.8(b).

                 "Delaware Law" shall have the meaning specified in
Section 1.1(a).

                 "Defensible Title" shall mean, with respect to any Lease or Well, such record and beneficial right, title, and interest in and to such Lease or Well that, subject to Permitted Encumbrances:

                 (a) entitles the Company or the Subsidiary, as applicable, to a Net Revenue Interest in such Lease or Well that is equal to or greater than the Net Revenue Interest set forth on Exhibit F therefor, without reduction, suspension, or diminution throughout the duration of the estate constituting such Property, except as shown on Exhibit F and except for changes or adjustments that result from the establishment of units, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements after the date hereof or result from or are incidental to operations conducted as permitted or required by Section 5.1; and

                 (b) subjects the Company or the Subsidiary, as applicable, to a Working Interest in such Lease or Well that is no greater than the record title or operating rights interest set forth on Exhibit F therefor, without increase throughout the duration of the estate constituting such Property, except as shown on Exhibit F and except for changes or adjustments that result from the establishment of units, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements after the date hereof or result from or are incidental to operations conducted as permitted or required by Section 5.1.

In evaluating the significance of any fact, circumstance, or condition for purposes of determining Defensible Title, due consideration shall be given to the length of time that the particular Property has been producing hydrocarbons and whether such fact, circumstance, or condition is of the type expected to be encountered in the area involved and is usual and customarily acceptable to reasonable and prudent operators, interest owners, and/or purchasers engaged in the business of the ownership, development, and operation of oil and gas properties with knowledge of such facts and appreciation of their legal significance.

                 "disposal" or "disposed" shall have the meaning specified in
Section 3.15.

                 "Effective Time" shall have the meaning specified in
Section 1.1(b).

                 "Environmental Laws" shall have the meaning specified in
Section 3.15.

                 "Equipment" shall mean all equipment, fixtures, physical facilities, tank batteries, surface and subsurface machinery, inventory, spare parts, supplies, tools, and other tangible personal property owned or leased by the Company or the Subsidiary on the date hereof, including, without limitation, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, derricks, platforms, separators, compressors, gun barrels, gathering lines, flow lines, tanks, and communication systems and equipment.

                 "ERISA" shall have the meaning specified in Section 3.18(a).

                 "Floor Amount" shall have the meaning specified in
Section 8.2(c).

                 "FTC" shall have the meaning specified in Section 7.2(b).

                 "GAAP" shall have the meaning specified in Section 3.5.

                 "Governmental Authority" shall mean (a) the United States of America, (b) any state, county, municipality, or other governmental subdivision within the United States of America, and (c) any court or any governmental department, commission, board, bureau, agency, or other instrumentality of the United States of America or of any state, county, municipality, water rights, taxing, or zoning authority, or other governmental subdivision within the United States of America.

                 "HSR Act" shall have the meaning specified in Section 3.4.

                 "Incentive Pool Plan" shall mean that certain Incentive Pool Plan adopted by the Company effective July 1, 1997.

                 "Justice Department" shall have the meaning specified in
Section 7.2(b).

                 "Knowledge" when used in relation to any Person shall mean the actual (but not constructive) knowledge of such Person's officers after reasonable inquiry and when used in relation to the Company shall mean the actual (but not constructive) knowledge of Selim K. Zilkha, Michael Zilkha, John
B. Holmes, Jr., John B. Juneau, Joseph J. Romano, and Elizabeth B. Patterson, after reasonable inquiry.

                "Leases" shall mean the fee mineral interests, oil, gas and mineral leasehold interests and other leasehold interests, subleases, mineral servitudes, licenses, concessions, working interests, farmout or farmin rights, royalty, overriding royalty or other non-working or carried interests, operating rights, or other rights and interests described or referred to in Exhibit F.

                 "Licenses"  shall have the meaning specified in Section 3.10.

                 "Liens" shall mean all liens, mortgages, security interests, pledges, claims, options, and other encumbrances of any kind.

                 "Long Term Unit Value Plan III" shall mean collectively, those certain Long Term Unit Value Plan III agreements executed December 15,
1995, but effective January 1, 1995, between the Company and each of John B. Holmes, Jr., Michael Zilkha, John B. Juneau, and Joseph J. Romano.

                 "Marks" shall have the meaning specified in Section 6.7(b).

                 "Material Contracts" shall have the meaning specified in
Section 3.14(a).

                 "Merger"shall have the meaning specified in Section 1.1(a).

                 "Merger Consideration"shall have the meaning specified in
Section 1.2(a).

                 "Merger Subsidiary" shall have the meaning specified in
Section 1.1(a).

                 "Net Revenue Interest" means an overall interest in hydrocarbons produced from or attributable to the Leases and Wells, after deducting all lessors' royalties, overriding royalties, production payments, and other interests or burdens on hydrocarbons produced therefrom.

                 "NYSE" shall have the meaning specified in Section 1.2(a).

                 "officer" means in the case of Parent and the Company, any executive officer of Parent or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act.

                 "Parent" shall have the meaning specified in the introductory paragraph of this Agreement.

                 "Parent 10-K" shall have the meaning specified in
Section 4.5(a).

                 "Parent 10-Q" shall have the meaning specified in
Section 4.5(a).

                 "Parent Affiliate" shall have the meaning specified in
Section 7.7(b).

                 "Parent Common Stock" shall have the meaning specified in
Section 1.2(a).

                 "Parent Employee Plan" shall have the meaning specified in
Section 4.15(a).

                 "Parent Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, condition (financial or otherwise), assets, or liabilities of Parent and its subsidiaries, taken as a whole (after taking into account insurance recoveries in respect thereof); provided, however, that any actual or prospective change or changes relating to or resulting from any change or changes in reserves (including, without limitation, any reclassification or recalculation of reserves in the ordinary course of business) or in the prices of oil, gas, natural gas liquids, or other hydrocarbon products, natural declines in well performance, general economic conditions, or local, regional, national, or international industry conditions (including, without limitation, changes in applicable laws or regulations, and changes in financial or market conditions) shall be deemed not to constitute a "Parent Material Adverse Effect."

                 "Parent Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed by parent or any of its subsidiaries in respect of Taxes, and the term "Parent Return" means any one of the foregoing Parent Returns.

                 "Parent SEC Filings" shall have the meaning specified in
Section 4.5(a).

                 "Parent Stockholders' Approval" shall have the meaning specified in Section 6.4.

                 "Parent Stockholders' Meeting" shall have the meaning specified in Section 6.4.

                 "Parent Unaudited Balance Sheet" shall have the meaning specified in Section 4.6.

                 "Parent Unaudited Balance Sheet Date" shall have the meaning specified in Section 4.6.

                 "Permitted Encumbrances" shall mean:


                 (a) lessor's royalties, overriding royalties, nonparticipating royalties, net profits interests, carried interests, production payments, reversionary interests, and other burdens, if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest of the Company or the Subsidiary, as applicable, in any Property to an amount less than the Net Revenue Interest for such Property set forth on Exhibit F;

                 (b) easements, rights-of-way, servitudes, permits, licenses, surface leases, and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways, and other easements and rights-of-way on, over, or in respect of any Property which will not materially interfere with the operation or use of any of the affected Properties;

                 (c) farmout and farmin agreements, participation agreements, joint operating agreements, division orders, pooling agreements, unitization orders or agreements, and hydrocarbon sales agreements entered into in the ordinary course of business;

                 (d) calls on production, in effect as of the date hereof, which entitle the Company or the Subsidiary, as the case may be, to receive a current market price for such production;

                 (e) Liens for taxes or assessments, to the extent not yet delinquent or, if delinquent, to the extent being contested in good faith by appropriate proceedings;

                 (f) any materialman's, mechanics', repairman's, employees', contractors', operators', or other similar liens, security interests, or charges for liquidated amounts arising in the ordinary course of business incidental to construction, maintenance, drilling, development, production, or operation of the Properties, or the production, gathering, transporting, treating, separating, or processing of hydrocarbons therefrom, that are not delinquent or, if delinquent, are being contested in good faith by appropriate proceedings;

                 (g) all Liens, contracts, agreements, instruments, obligations, defects, and irregularities affecting the Properties that, individually, or in the aggregate, are not such as to materially and adversely interfere with the operation or use of any of Properties, do not prevent the Company or the Subsidiary, as applicable, from receiving the proceeds of production from any of the Properties, do not reduce the Net Revenue Interest of the Company or the Subsidiary, as applicable, for such Property below that set forth on Exhibit F, and do not obligate the Company or the Subsidiary to bear costs and expenses relating to the maintenance, development, and operation of any Properties in an amount greater than the Working Interest of the Company or the Subsidiary, as applicable, for such Property as set forth on Exhibit F (unless the actual Net Revenue Interest for such Property is greater than the Net Revenue Interest set forth on Exhibit F in the same proportion as any increase in such Working Interest);

                  (h) any Liens created by law or reserved in oil, gas, and/or mineral leases for royalty, bonus, or rental, or securing compliance with the terms of such leases;

                  (i)     all Preference Rights and Transfer Requirements;

                  (j) all agreements, instruments, documents, Liens, and other matters described or referred to in
                          Schedule I or in any other Schedule attached hereto, or which are waived by Parent;

                  (k) traditional rights of reassignment requiring notice and/or the reassignment (or granting an opportunity to receive a reassignment) of a leasehold interest to the holders of such reassignment rights prior to surrendering or releasing such leasehold interest or operating right;

                 (l) rights reserved to or vested in any municipality or governmental, statutory, or public authority to control or regulate any Property in any manner, and all applicable laws, rules, and orders of a Governmental Authority; and

                 (m) any defect, irregularity, deficiencies in title, or other matter that a reasonable and prudent operator, experienced and knowledgeable in the offshore Gulf of Mexico oil and gas business, would not consider a material impairment of the Company's or the Subsidiary's title.

                 "Person" shall mean an individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

                 "Pooling Transaction" shall have the meaning specified in
Section 3.25.

                 "Preference Rights" shall mean any right or agreement that purports to enable any Person to purchase, acquire, or otherwise encumber any Company Common Stock, Company Preferred Stock, Subsidiary Common Stock, or Property, or any interest therein or in a portion thereof, as a result of or in connection with any sale, assignment, encumbrance, or other transfer of any Company Common Stock, Company Preferred Stock, Subsidiary Common Stock or Property, or any interest therein.

                 "Property" or "Properties" shall mean the Leases, Wells and Equipment.

                 "Proved Reserves" means those oil and gas reserves defined as Proved Oil and Gas Reserves in the Reserve Report.

                 "Proxy Statement" shall have the meaning specified in
Section 3.26.

                 "Proxy Statement/Prospectus" shall have the meaning specified in Section 3.26.

                 "Purchase Price" means $1,044,850,000.

                 "RCRA" shall have the meaning specified in Section 3.15.

                 "Registration Statement" shall have the meaning specified in
Section 3.26.

                 "release" shall have the meaning specified in Section 3.15.

                 "Reserve Adjustment Amount" shall have the meaning specified in Section 1.3.

                 "Reserve Engineer" means William M. Cobb & Associates, Inc.

                 "Reserve Loss Amount" means, for any Reserve Report Field, the difference between (i) the estimated future net revenues, discounted at 10%, of the Proved Reserves shown in the Reserve Report for such Reserve Report Field and (ii) the estimated future net revenues, discounted at 10%, of such Reserve Report Field, as redetermined by the Reserve Engineer under Section 1.3.

                 "Reserve Report" shall have the meaning specified in
Section 3.19(a).

                 "Reserve Report Field" means each producing oil or gas field or area shown in the Reserve Report and to which the Reserve Engineer has assigned Proved Reserves.

                 "Retirement Savings Plan" shall mean that certain Retirement Savings Plan adopted by the Company effective January 1, 1989, and amended effective October 9, 1997.

                 "Rights Agreement" shall have the meaning specified in
Section 4.20.

                 "Rights Agent" shall have the meaning specified in
Section 4.20.

                 "SEC" shall have the meaning specified in Section 3.25.

                 "Severance Plan" shall mean that certain Severance Plan adopted by the Company effective October 9, 1997.

                 "Stay-On Bonus Program" shall mean that certain Stay-On Bonus Program adopted by the Company effective September 1, 1997, and amended effective November 20, 1997.

                 "Subsidiary" shall have the meaning specified in Section 3.1.

                 "subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

                 "Subsidiary Common Stock" shall have the meaning specified in
Section 3.2(b).

                 "Subsidiary Shares" shall have the meaning specified in
Section 3.2(b).

                 "Surviving Corporation" shall have the meaning specified in
Section 1.1(a).

                 "Tax" or "Taxes" shall have the meaning specified in
Section 3.17(a).

                 "Termination Fee" shall have the meaning specified in
Section 10.4(c).

                 "Transfer Requirements" shall mean any consent, approval, authorization, or permit of, or filing with or notification to, any Person which is required to be obtained, made, given or complied with for or in connection with any sale, assignment, encumbrance, or other transfer of any Company Common Stock, Company Preferred Stock, Subsidiary Common Stock or Property, or any interest therein.

                 "Wells" shall mean those oil, condensate, or natural gas wells, water source wells, and water and other types of injection or disposal wells identified in Exhibit F.

                 "Working Interest" shall mean that share of all of the costs, expenses, burdens, and obligations of any type or nature attributable to the Company's or the Subsidiary's, as applicable, interest in any Lease or Well.

                 "Zilkhas" shall have the meaning specified in Section 2.3(b).

                 A reference in this Agreement to any statute shall be to such statute as amended from time to time, and the rules and regulations promulgated thereunder.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    ZILKHA ENERGY COMPANY



                                    By:   /s/JOHN B. HOLMES, JR.
                                          --------------------------------
                                          Name:   John B. Holmes, Jr.
                                          Title:  President



                                    SONAT INC.


                                    By:   /s/ WILLIAM A. SMITH
                                          --------------------------------
                                          Name:   William A. Smith
                                          Title:  Executive Vice President

                                                                      EXHIBIT A
                                                                  TO THE MERGER
                                                                      AGREEMENT
                         REGISTRATION RIGHTS AGREEMENT


                 REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of ________, ____ by and among Sonat Inc., a Delaware corporation (the "Company"), and Selim K. Zilkha, Michael Zilkha, Selim K. Zilkha Trust and Selim K. Zilkha
(1996) Annuity Trust (collectively, the "Zilkha Entities"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Merger Agreement (as hereinafter defined).

                 WHEREAS, the Company and Zilkha Energy Company, a Delaware corporation ("Zilkha"), have entered into an Agreement and Plan of Merger, dated as of __________, 1997 (the "Merger Agreement"), that provides, subject to the terms and conditions thereof, for the merger (the "Merger") of Zilkha with a wholly owned subsidiary of the Company.

                 NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                 Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                 "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person.

                 "Common Stock" means the common stock, $1.00 par value per share, of the Company.

                 "Effective Time" shall have the meaning specified in the Merger Agreement.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "NASD" means The National Association of Securities Dealers, Inc. or any successor entity.

                 "Participating Purchasers" means with respect to any Registration Statement, any Purchasers holding any Registrable Securities covered by such Registration Statement.

                 "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereto.

                 "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering or any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                 "Purchaser(s)" shall mean, collectively, as the context may require the Zilkha Entities, and shall also include any Affiliate of any Zilkha Entities.

                 "Registrable Securities" means (a)  any of the Securities, and
(b) any securities (of the Company or any other Person) issued or issuable with respect to any of the Securities by way of stock dividend or stock split, a dividend or other distribution, in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and the Registrable Security has been disposed of pursuant to such effective registration statement, or (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act are met.

                 "Registration Statement" means the Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                 "Requesting Purchaser(s)" means any one or more Purchasers holding Registrable Securities representing in the aggregate not less than 50% of the aggregate Registrable Securities then outstanding.

                 "SEC" means the Securities and Exchange Commission or any successor entity.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Securities" means any of the Common Stock held by Zilkha Entities as of the Effective Time.

                 "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for re-offering to the public.

                 Section 2.       Registration Rights.

                 (a)      Demand Registration.
                          (i) At any time during the five-year period following the Effective Time, one or more Requesting Purchasers may make a written request (the "Demand Notice") for registration under the Securities Act (a "Demand Registration") of any Registrable Securities (such securities are herein referred to as "Demand Securities") held by such Requesting Purchasers. The Demand Notice will specify the number of Demand Securities proposed to be sold and will also specify the intended method of disposition thereof. Once given, a Demand Notice will be irrevocable. Following receipt of a Demand Notice from such Requesting Purchasers, the Company promptly will give written notice of the requested registration to all other

                 Purchasers, and will thereafter file a registration statement on any appropriate form which will cover (1) the Demand Securities that the Company has been so requested to register by such Requesting Purchasers, (2) all other Demand Securities that the Company has been requested to registered by any other Purchasers by written request given to the Company within 15 days after the Company's giving of written notice of the Requesting Purchasers' requested registration and (3) any other securities the Company determines to register for its own account.

                          (ii) Unless the Requesting Purchasers shall consent in writing, no party (other than the Company or any other Purchaser) shall be permitted to offer securities under any such Demand Registration. The Company shall not be required to effect more than three Demand Registrations under this Section 2(a). A registration requested pursuant to this
                 Section 2(a) will not be deemed to have been effected (and it shall not count as one of the three Demand Registrations) unless the Registration Statement relating thereto has become effective under the Securities Act; provided, however, that if, after such Registration Statement has become effective, the offering of the Demand Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected (and it shall not count as one of the three Demand Registrations).

                          (iii) If the Requesting Purchasers so elect, the offering of Demand Securities pursuant to such registration shall be in the form of an Underwritten Offering. If the managing underwriter or underwriters of such offering advise the Company and the Participating Purchasers that in their view the number of Demand Securities requested to be included in such offering is sufficiently large so as to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Demand Securities which in the view of such managing underwriter or underwriters can be sold without any such material adverse effect; provided, however, that no Demand Securities may be excluded before all securities proposed to be sold by the Company and any other Person have been excluded. If any Demand Securities are excluded, such registration shall not count as one of the three Demand Registrations. If any Demand Securities are required to be excluded pursuant to this Section 2(a), the number of Demand Securities of each Participating Purchaser to be included in such registration shall be reduced pro rate (according to the total number of Demand Securities beneficially owned by each such holder), to the extent necessary to reduce the total number of Demand Securities to be included in the offering to the number recommended by such managing underwriter or underwriters.

                          (iv) Notwithstanding anything in this Agreement to the contrary, the Company may postpone the filing, effectiveness, supplementing or amending of a Registration Statement (a "Demand Suspension Notice") for up to 90 days if, in the good faith judgment of the Company's Board of Directors, the registration or sale of the Demand Securities would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company; provided further, however that the Company may not give more than one Demand Suspension Notice in any 12 month period. If the Company shall deliver any Demand Suspension Notice with respect to any Demand Registration, such Demand Registration shall not be counted in determining whether the Company is required to file more than three Demand Registrations pursuant to this Agreement.

                 (b) Incidental Registration. If at any time during the five year period following the Effective Time, the Company proposes to file a registration statement under the Securities Act (other than in connection with a Demand Registration or a Registration Statement on Form S-4 or S-8, or any form that is substituting therefor or is a successor thereto) with respect to an offering of any Common Stock for its own account, then the Company shall give written notice of such proposed filing to all Purchasers as soon as practicable (but in no event less than three business days before the anticipated filing date), and such notice shall (i) offer each Purchaser the opportunity to register such number of Registrable Securities as it may request and (ii) describe such securities and specifying the form and manner and other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an Underwritten Offering and, if so, the identity of the managing underwriter and whether such Underwritten Offering will be pursuant to a "best efforts" or "firm commitment" underwriting). Each Purchaser shall advise the Company in writing within two business days after the date of receipt of such notice from the Company of the number of Registrable Securities for which registration is requested. The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use its best efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if in the view of the managing underwriter or underwriters of such offering the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (I) the amount of securities to be offered for the account of each Participating Purchaser and other holders registering securities of the Company pursuant to similar incidental registration rights shall be reduced pro rata (according to the Registrable Securities beneficially owned by each such holder) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; and (II) if the actions described in clause (I) would, in the reasonable good faith judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registration Securities will be excluded from such offering. Nothing in this Agreement shall prevent the Company from granting any other Person or Persons any incidental registration rights on offerings by or on behalf of the Company from time to time.

                 Section 3. Hold-Back Agreements. Each Purchaser agrees, if reasonably requested by the managing underwriters in an Underwritten Offering to which the provisions of Section 2(b) apply, not to effect any public sale or public distribution of securities of the Company of the same class as the securities included in the Registration Statement relating to such Underwritten Offering, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Offering), during the 10-day period prior to the filing of such Registration Statement, and during the 90-day period beginning on the closing date of each Underwritten Offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters.

                 Section 4.       Registration Procedures.

                 (a) In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company will use its best efforts to as expeditiously as possible:

                          (i) prepare and file with the SEC, as soon as practicable, and in any event within 60 days from the date of request (unless a shorter period is expressly set forth herein), a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish each Participating Purchaser and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Participating Purchasers and the underwriters, if any, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Participating Purchasers holding in the aggregate in excess of 50% of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

                          (ii) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities included in such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities included in such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in any Participating Purchaser not being able to sell its Registrable Securities during that period unless such action is required under applicable law;

                          (iii) notify each Participating Purchase and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by
                 Section 4(a)(xiv) cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                          (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                          (v) if reasonably requested by the managing underwriter or underwriters or by Participating Purchasers holding in the aggregate in excess of 50% of the Registrable Securities covered by the Registration Statement, promptly incorporate in a Prospectus supplement or post- effective amendment such information as the managing underwriters and such Participating Purchasers agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filing of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                          (vi) prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), make available representatives of the Company for discussion of such document and make such changes in such document prior to the filing thereof as any Participating Purchaser or the underwriters, if any, may reasonable request;

                          (vii) furnish to each Participating Purchaser and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                          (viii) deliver to each Participating Purchaser and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonable request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Purchasers and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                          (ix) prior to any public offering of Registrable Securities, register or qualify or cooperate with each Participating Purchaser, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Participating Purchaser or any underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

                          (x) cooperate with the Participating Purchasers and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

                          (xi) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Participating Purchaser or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                          (xii) upon the occurrence of any event contemplated by Section 4(a)(iii)(6) hereof, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to Purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                          (xiii) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                          (xiv) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to each Participating Purchaser and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions, in form, scope and substance) shall be reasonably satisfactory to each Participating Purchaser and the managing underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by any Participating Purchaser and the underwriters, if any; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each Participating Purchaser and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said underwriting agreement; and (5) deliver such documents and certificates as may be requested by any Participating Purchaser and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                          (xv)    make available for inspection by a
                 representative of any Participating Purchaser, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any Participating Purchaser or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

                          (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve
                 (12) months, beginning within three months after the effective date of the Registration Rtatement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                          (xvii) cooperate with the Participating Purchasers and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                          (xviii) in the case of any Demand Registration which
                 is an Underwritten Offering, participate in customary "roadshow" and similar marketing presentations as reasonably requested by the underwriters (it being agreed that representatives of the Zilkha Entities may participate in such roadshows to the extent the underwriters determine it is advisable for them to do so); and

                          (xix) take such other actions as reasonably may be requested by the Participating Purchasers in order to effect the applicable registration.

                 (b) The Company may require each Purchaser to furnish to the Company such information regarding the distribution of Registrable Securities as the Company may from time to time reasonably request in writing.

                 (c) Each Purchaser agrees by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(iii)(6) hereof, such Purchaser will forthwith discontinue disposition of Registrable Securities until such Purchaser's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(xii) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Purchaser will deliver to the Company (at Company's expense), all copies, other than permanent file copies then in such Purchaser's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in
         Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(a)(iii)(6) hereof to the date when such Purchaser shall receive copies of the supplemented or amended Prospectus contemplated by Section 4(a)(xii) hereof or the Advice, as applicable.

                 Section 5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: all registration and filing fees; fees with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or the Purchasers in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters and Purchasers may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company, for the underwriters and for one counsel for the Participating Purchasers and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(a)(xiv) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company regardless of whether the Registration Statement becomes effective.
The Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

                 Section 6.       Indemnification; Contribution.

                 (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Zilkha Entities and each Purchaser and their respective partners, officers, directors, employees and agents, and each Person who controls any such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Zilkha Entities or such Purchaser, as the case may be, expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Zilkha Entities and each Purchaser, if requested, and shall otherwise entered in such indemnification and contribution agreements with such underwriters, selling brokers, dealer managers and similar securities industry professionals as are then customary.

                 (b) Indemnification By Holder of Registrable Securities. Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

                 (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (although the failure to give prompt notice shall not relieve any indemnifying party of any obligation hereunder except to the extent such indemnifying party is actually prejudiced by such failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (1) the indemnifying party has agreed to pay each fees or expenses, (2) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (3) based upon written advice of counsel to such Person, there shall exist conflicts of interest pursuant to applicable rules of professional conduct between such Person and the indemnifying party, in which case the fees and expenses of one counsel to the indemnified parties shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                 (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless in respect of any loss, claim, damage, liability or expense as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

                 Section 7. Rule 144. The Company hereby agrees that, for a period of five years from the Effective Time, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Company is not required to file such reports, it will, upon the request of any Purchaser, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any Purchaser may reasonably request, all to the extent required from time to time to enable each Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

                 Section 8.       Participation in Underwritten Registrations.

                 (a) If any of the Registrable Securities are to be sold in an Underwritten Offering, whether pursuant to a Demand Registration or otherwise, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company. In the case of any Underwritten Offering or Underwritten Registration, the underwriting agreement will provide that the underwriters will use their best efforts to cause such Underwritten Offering to be widely distributed.

                 (b) No Person may participate in any Underwritten Registration hereunder unless such Person completes and executes all customary and reasonably requested questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this
         Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set fourth herein.

                 Section 9.       Miscellaneous.

                 (a) Remedies. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may only be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may only be given, with the written consent of the Company and the holders of a majority of the Registrable Securities.

                 (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:
                          (i)     if to any of Purchasers:


                          (ii)    if to the Company:

and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 9(c).

                 (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Except for the indemnification and contribution rights under this Agreement (which are intended to and shall create third party beneficiary rights), the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement.

                 (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (g) Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                 (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      SONAT INC.



                                      By:
                                         ------------------------------------
                                      Name:
                                      Title:




                                      ---------------------------------------
                                      Selim K. Zilkha




                                      ---------------------------------------
                                      Michael Zilkha


                                      SELIM K. ZILKHA TRUST



                                      By:
                                         ------------------------------------
                                      Name:
                                      Title:


                                      SELIM ZILKHA (1996) ANNUITY TRUST



                                      By:
                                         ------------------------------------
                                      Name:
                                      Title:

                                                                     EXHIBIT B-1
                                                                   TO THE MERGER
                                                                       AGREEMENT

                               COMPANY AFFILIATES

Michael Zilkha
Selim Zilkha
Selim K. Zilkha Trust
Selim K. Zilkha (1996) Annuity Trust

                                                                     EXHIBIT B-1
                                                                   TO THE MERGER
                                                                       AGREEMENT

                     ZILKHA ENERGY COMPANY AFFILIATE LETTER

                                                               November 22, 1997

Zilkha Energy Company
1201 Louisiana, Suite 3200
Houston, Texas 77002

Sonat Inc.
Amsouth-Sonat Tower
Birmingham, Alabama 35203

Gentlemen:

         The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Zilkha Energy Company, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of November 22, 1997 (the "Agreement"), between the Company and Sonat Inc., a Delaware corporation ("Parent"), a newly formed wholly owned subsidiary of Parent ("Merger Subsidiary") will be merged with and into the Company with the Company to be the surviving corporation in the merger (the "Merger").

         As a result of the Merger, the undersigned will receive shares of Common Stock, par value $1.00 per share, of Parent (the "Parent Common Stock") in exchange for shares of Common Stock, par value $1.00 per share, of the Company (the "Company Common Stock") owned by the undersigned.

         The undersigned agrees that the undersigned will not revoke or otherwise rescind its approval of the Merger. It is understood that the foregoing agreement shall not affect the rights of the Company under the Agreement, including the right of the Company to terminate the Agreement and the Merger as provided therein.

         The undersigned represents, warrants and covenants to Parent and the Company that in the event the undersigned receives any Parent Common Stock as a result of the Merger:

         A. The undersigned shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

         B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to

Zilkha Energy Company
Sonat Inc.
November 22, 1997


sell, transfer or otherwise dispose of the Parent Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company.

         C. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned pursuant to the Merger will be registered with the SEC under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Company, the undersigned may be deemed to be an affiliate of the Company, the undersigned may not sell, transfer or otherwise dispose of the Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the SEC under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the SEC, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. From and after the date that is 30 days prior to the Effective Time (as defined in the Agreement) the undersigned shall not offer to sell, sell or otherwise dispose of, or in any other way reduce the undersigned's risk relative to, any shares of Parent Common Stock or Company Common Stock (other than by way of conversion into shares of Parent Common Stock pursuant to the Merger) in any case until an earnings statement containing at least 30 days of post- Merger combined financial results of Parent and the Company have been issued in a manner satisfying the requirements of SEC Accounting Release No. 135.

         E. The undersigned will not take or fail to take any action reasonably likely to cause the Merger not to qualify as a 368 Reorganization (as defined in the Agreement) or to be treated as a Pooling Transaction (as defined in the Agreement).

         F. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Parent and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

         G. The undersigned understands that, as an affiliate of the Company, the undersigned possesses information about the Company which may be considered confidential and agrees to keep all such information confidential after the Merger.

         H. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, Company and the Surviving Corporation (as defined in the Agreement) and will be relied upon by such entities and their respective counsel and accountants.

Zilkha Energy Company
Sonat Inc.
November 22, 1997



         Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                            Very truly yours,




                                            -----------------------------------
                                            Signature


                                            -----------------------------------
                                            Print Name


Accepted this ___ day of
________________, 1997

ZILKHA ENERGY COMPANY

By:
         ---------------------------------
         Name:
         Title:
         Dated:


SONAT INC.

By:
         ---------------------------------
         Name:
         Title:
         Dated:

                                                                     EXHIBIT B-2
                                                                   TO THE MERGER
                                                                       AGREEMENT

                          SONAT INC. AFFILIATE LETTER


                                                         _________________, 1997

Zilkha Energy Company
1201 Louisiana, Suite 3200
Houston, Texas 77002

Gentlemen:

                 The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Sonat Inc., a Delaware corporation ("Parent"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of November 22, 1997 (the "Agreement"), between Parent and Zilkha Energy Company, a Delaware corporation (the "Company"), a newly formed wholly owned subsidiary of Parent ("Merger Subsidiary") will be merged with and into the Company with the Company to be the surviving corporation in the merger (the "Merger").

                 The undersigned represents, warrants and covenants to Parent and the Company that:

                 A. From and after the date that is 30 days prior to the Effective Time (as defined in the Agreement) the undersigned shall not offer to sell, sell or otherwise dispose of, or in any other way reduce the undersigned's risk relative to, any shares of Parent Common Stock in any case until an earnings statement containing at least 30 days of post-Merger combined financial results of Parent and the Company have been issued in a manner satisfying the requirements of SEC Accounting Release No. 135.

                 B. The undersigned will not take or fail to take any action reasonably likely to cause the Merger not to qualify as a 368 Reorganization (as defined in the Agreement) or to be treated as a Pooling Transaction (as defined in the Agreement).

                 C. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, Company and the Surviving Corporation (as defined in the Agreement) and will be relied upon by such entities and their respective counsel and accountants.

                 Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Parent as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.


                                         Very truly yours,



                                         -------------------------------------
                                         Signature


                                         -------------------------------------
                                         Print Name

ACCEPTED:

ZILKHA ENERGY COMPANY


By:
      ------------------------------
      Name:
      Title:
      Dated:


SONAT INC.


By:
      ------------------------------
      Name:
      Title:
      Dated:

                                                                       EXHIBIT C
                                                                   TO THE MERGER
                                                                       AGREEMENT


ZILKHA ENERGY COMPANY
1201 Louisiana, 32nd Floor
Houston, Texas 77002

Gentlemen:

             The undersigned, being a prospective holder of stock in Sonat, Inc., a Delaware corporation ("Sonat"), by reason of the merger (the "Merger") of Zilkha Energy Company, a Delaware corporation ("Zilkha"), with and into Merger Subsidiary, a Delaware corporation and wholly-owned subsidiary of Sonat, does hereby represent to you and the other stockholders of Zilkha as follows:

             The undersigned has, and at the time of the closing of the Merger the undersigned will have, no plan or intention to sell, exchange or otherwise dispose of (including by gift) any shares of the common stock, par value $1.00 per share, of Sonat ("Sonat Common Stock") received by the undersigned, directly or indirectly, in the Merger that would reduce my ownership of Sonat Common Stock to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the total value of the common stock, par value $1.00 per share, of Zilkha and 11% cumulative preferred stock, no par value, of Zilkha owned by the undersigned immediately prior to the Effective Time.

             The undersigned agrees that should the facts or circumstances on which any of the foregoing representations are based change between the date of this letter and the closing of the Merger, the undersigned will immediately notify Zilkha, at the above address, of the changed facts and circumstances.

             The undersigned agrees that the foregoing representations may be relied on (i) by Zilkha and Sonat, and their respective legal counsel, in connection with opinions as to the tax consequences of the Merger to be rendered by such counsel, and as more fully described in the Proxy Statement/Prospectus distributed by Sonat in connection with the approval of the Merger, and (ii) by the boards of directors of Zilkha and Sonat in proceeding with the Merger.

                                   Very truly yours,



                                   Signature:
                                              --------------------------------
                                   Printed Name:
                                                 -----------------------------
                                   Date:
                                         -------------------------------------

                                  SONAT INC.                           EXHIBIT D
                                                                   TO THE MERGER
                                                                       AGREEMENT




                              November __, 1997





Bracewell & Patterson L.L.P.
2900 South Tower Pennzoil Place
Houston, Texas 77002

Andrews & Kurth L.L.P.
4200 Texas Commerce Tower
600 Travis
Houston, TX 77002

Ladies and Gentlemen:

                 In connection with the opinion to be delivered pursuant to Sections 8.2(b) and 8.3(b) of the Agreement and Plan of Merger (the "Agreement") dated as of November 22, 1997, between Zilkha Energy Company, a Delaware corporation ("Company") and Sonat Inc., a Delaware corporation ("Parent"), the undersigned officers of Parent and Merger Subsidiary (as defined in the Agreement) hereby certify and represent as to Parent and Merger Subsidiary that the facts relating to the merger (the "Merger") of Merger Subsidiary with and into Company pursuant to the Agreement, and as described in the Company Proxy Statement dated _______________ (the "Proxy Statement") are true, correct and complete in all respects at the Effective Time and that:

         1. The consideration to be received in the Merger by holders of common stock, $1.00 par value, of the Company ("Company Common Stock") and 11% cumulative preferred stock, no par value, of the Company ("Company Preferred Stock" and, together with the Company Common Stock, "Company Stock") was determined by arm's length negotiations between the managements of Parent and Company. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Parent Common Stock (as defined in the Agreement) and, in lieu of fractional shares of Parent Common Stock, cash.

         2. To the knowledge of the management of Parent and Merger Subsidiary, there is no plan or intention on the part of the holders of Company Stock to sell, exchange, transfer or otherwise

November __, 1997
Page 2

dispose (including by transactions such as a short sale or an equity swap which would have the economic effect of a disposition) of a number of shares of Parent Common Stock to be received by them in connection with the Merger that would reduce the Company shareholders' ownership of Parent Common Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the total value of all of the formerly outstanding capital stock of Company immediately prior to the Effective Time. For purposes of this representation, shares of Company Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of Parent Common Stock are treated as outstanding shares of Company Stock at the Effective Time. Moreover, shares of Company Stock that are sold, redeemed or disposed of prior to the Merger and in contemplation or as part of the Merger, and shares of Parent Common Stock that are held by holders of Company Stock at or prior to the Effective Time and that are otherwise sold, redeemed, or disposed of subsequent to the Merger will be taken into account for purposes of this representation.

         3. After the Merger, to the knowledge of the management of Parent, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Merger Subsidiary immediately prior to the Merger, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Subsidiary or Company held immediately prior to the Merger include amounts paid or incurred by Merger Subsidiary or Company in connection with the Merger, including amounts used to pay reorganization expenses and all payments, redemptions and distributions made in contemplation or as part of the Merger. Any dispositions in contemplation or as part of the Merger of assets held by Merger Subsidiary prior to the Merger will be for fair market value.

         4. Prior to the Merger, Parent will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). Merger Subsidiary has been formed solely in order to consummate the Merger, and at no time has or will Merger Subsidiary conduct any business activities or other operations of any kind other than the issuance of its stock to Parent prior to the Effective Time.

         5. Following the Merger, Company has no plan or intention to issue and Parent has no plan or intention to cause Company to issue additional shares of capital stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

         6. Neither Parent nor any corporation affiliated with Parent has any plan or intention to purchase, redeem or otherwise acquire any of the Parent Stock issued pursuant to the Merger.

         7. Parent has no plan or intention to liquidate Company, to merge Company with or into another corporation, to sell, exchange, transfer or otherwise dispose of any stock of Company or to

November __, 1997
Page 3

cause Company to sell, exchange, transfer or otherwise dispose of any of its assets or of any assets acquired from Merger Subsidiary in the Merger, except for (i) dispositions made in the ordinary course of business, (ii) transfers described in Section 368(a)(2)(C) of the Code, or (iii) asset dispositions to the extent that all such dispositions, sale, transfer or exchange of assets will not, in the aggregate, violate paragraph 3 of this letter.

         8. In the Merger, Merger Subsidiary will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities.

         9. Following the Merger, Company will continue (and Parent will cause Company to continue) its historic business or use a significant portion of its historic business assets in a business.

         10. Parent and Merger Subsidiary each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Neither Parent nor Merger Subsidiary has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions. Neither Parent nor Merger Subsidiary has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Stock.

         11. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

         12. All shares of Parent Common Stock into which shares of Company Stock will be converted pursuant to the Merger will be newly issued or treasury shares, and will be issued by Parent directly to holders of Company Stock pursuant to the Merger.

         13. In the Merger, shares of Company Stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, any shares of Company Stock exchanged for cash or other property will be treated as outstanding Company Stock at the Effective Time.

         14. In the Merger, no liabilities of shareholders of Company will be assumed by Parent, and none of the Company Stock acquired by Parent will be subject to liabilities. Furthermore, there is no plan or intention for Parent to assume any liabilities of Company.

         15. Neither Parent nor Merger Subsidiary is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

November __, 1997
Page 4

         16. The payment of cash in lieu of fractional shares of Parent Common Stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the holders of Company Stock instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Company Stock with respect to their shares of Company Stock. The fractional share interests in Parent of each holder of Company Stock will be aggregated, and no holder of Company Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

         17. None of the employee compensation received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Common Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Merger Subsidiary, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

         18. During the past 5 years, neither Parent nor any subsidiary thereof has owned or owns, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

         19. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, as amended by the Amendment, and as described in the Proxy Statement, and none of the material terms and conditions therein have been or will be waived or modified.

         20. The Agreement, as amended by the Amendment, and the documents described in the Agreement, as amended by the Amendment, represent the entire understanding of Parent, Merger Subsidiary, and Company with respect to the Merger.

         21. Neither Parent nor Merger Subsidiary will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

November __, 1997
Page 5

         We understand that Bracewell & Patterson L.L.P. and Andrews & Kurth L.L.P. will rely on this Certificate in rendering their opinions as to certain United States Federal income tax consequences of the Merger and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement or any of the representations made in this Certificate are untrue, incorrect or incomplete in any respect.

                                       Very truly yours,

                                       SONAT INC.



                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------


                                       [MERGER SUBSIDIARY]



                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                              ZILKHA ENERGY COMPANY                    EXHIBIT E
                           1201 Louisiana, 32nd Floor              TO THE MERGER
                              Houston, Texas 77002                     AGREEMENT





                               November __, 1997



Andrews & Kurth L.L.P.
4200 Texas Commerce Tower
600 Travis
Houston, Texas 77002

Bracewell & Patterson L.L.P.
2900 South Tower Pennzoil Place
Houston, Texas 77002

Ladies and Gentlemen:

         In connection with the opinions to be delivered pursuant to Sections 8.2(b) and 8.3(b) of the Agreement and Plan of Merger (the "Agreement") dated as of November 22, 1997, between Zilkha Energy Company, a Delaware corporation ("Company") and Sonat Inc., a Delaware corporation ("Parent"), the undersigned officer of Company hereby certifies and represents as to Company that the facts relating to the merger (the "Merger") of Merger Subsidiary (as defined in the Agreement) with and into Company pursuant to the Agreement, are true, correct and complete in all respects at the Effective Time and that:

         1. The consideration to be received in the Merger by holders of common stock, $1.00 par value, of the Company ("Company Common Stock") and 11% cumulative preferred stock, no par value, of the Company ("Company Preferred Stock" and, together with the Company Common Stock "Company Stock") was determined by arm's length negotiations between the managements of Parent and Company. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Parent Common Stock (as defined in the Agreement) and, in lieu of fractional shares of Parent Common Stock, cash.

         2. There is no plan or intention by any of the holders of Company Stock who own 1% or more of the Company Stock, and to the knowledge of the management of Company, there is no plan or intention on the part of the remaining holders of Company Stock to sell, exchange, transfer or otherwise dispose (including by transactions such as a short sale or an equity swap which would have the economic effect of a disposition) of a number of shares of Parent Common Stock to be received by them in connection with the Merger that would reduce the Company shareholders' ownership of Parent Common Stock to a number of shares having a value, as of the Effective Time,

November ___, 1997
Page 2



of less than 50% of the total value of all of the formerly outstanding capital stock of Company immediately prior to the Effective Time. For purposes of this representation, shares of Company Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of Parent Common Stock are treated as outstanding shares of Company Stock at the Effective Time. Moreover, shares of Company Stock that are sold, redeemed or disposed of prior to the Merger and in contemplation or as part of the Merger, and shares of Parent Common Stock that are held by holders of Company Stock at or prior to the Effective Time and that are otherwise sold, redeemed or disposed of subsequent to the Merger will be taken into account for purposes of this representation.

         3. After the Merger, to the knowledge of the management of Company, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Merger Subsidiary immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Subsidiary or Company held immediately prior to the Merger include amounts paid or incurred by Merger Subsidiary or Company in connection with the Merger, including amounts used to pay Company's reorganization expenses and all payments, redemptions and distributions (except for regular, normal dividends, if any) made in contemplation or as part of the Merger. Any dispositions in contemplation or as part of the Merger of assets held by Company prior to the Merger will be for fair market value.

         4. The Company has no plan or intention to issue additional shares of its capital stock that would result in Parent losing control (within the meaning of Section 368(c) of the Code) of the Company.

         5. No assets of Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the historic business of Company or from using a significant portion of Company's historic business assets in a business following the Merger, and Company intends to continue its historic business or use a significant portion of its historic business assets in a business.

         6. Company and the holders of Company Stock each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Company has not paid or will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions. Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Stock.

         7. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

November ___, 1997
Page 3



         8. Company has no authorized stock other than Company Common Stock and Company Preferred Stock. At the date hereof, the only capital stock of Company issued and outstanding is Company Stock.

         9. In the Merger, Company Stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, any shares of Company Stock exchanged for cash or other property will be treated as outstanding Company Stock at the Effective Time.

         10. There exist no options, warrants, convertible securities or other rights to acquire Company Stock, including rights pursuant to employee stock options and employee stock purchase plans in existence as of the date of the Agreement, that if exercised or converted would affect Parent's acquisition or retention of control of Company as defined in Section 368 (c) of the Code.

         11. In the Merger, no liabilities of the shareholders of Company will be assumed by Parent and none of the Company Stock acquired by Parent will be subject to liabilities. Furthermore, to the knowledge of the management of Company, there is no plan or intention for Parent to assume any liabilities of Company.

         12.     Company is not an "investment company" within the meaning of
                 Section 368(a)(2)(F) of the Code.

         13. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         14. At the Effective Time, the total fair market value of the assets of Company exceeds the total liabilities of Company assumed, including the amount of any liabilities to which the assets of Company are subject.

         15. The payment of cash in lieu of fractional shares of Parent Common Stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the holders of Company Stock instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Company Stock with respect to their shares of Company Stock. The fractional share interests in Parent of each holder of Company Stock will be aggregated, and no holder of Company Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

         16. None of the employee compensation received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Common Stock received by any

November ___, 1997
Page 4



shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Merger Subsidiary, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

         17. Since the date of the Agreement, except for the issuance of Company Stock pursuant to the rights described in paragraph 10 hereof, Company has not issued any additional shares of Company Stock.

         18. No holders of Company Stock have dissenters' rights with respect to the Merger under applicable laws.

         19. Except as disclosed in the Exhibit A hereto, Company has not redeemed any of its stock, made any distributions with respect to its stock, or disposed of any of its assets in contemplation or as part of the Merger, excluding for purposes of this representation regular, normal dividends and Company Stock acquired in the ordinary course of business in connection with employee incentive and benefit programs, or other programs or arrangements in existence on the date hereof.

         20. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, as amended by the Amendment, and none of the material terms and conditions therein have been or will be waived or modified.

         21. Company will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

         We understand that Andrews & Kurth L.L.P. and Bracewell & Patterson L.L.P. will rely on this Certificate in rendering their opinions as to certain United States Federal income tax

November ___, 1997
Page 5



consequences of the Merger and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement or any of the representations made in this Certificate are untrue, incorrect or incomplete in any respect.

                                       Very truly yours,

                                       ZILKHA ENERGY COMPANY



                                       By:
                                                -------------------------------
                                       Title:   President

                                                                       EXHIBIT G
                                                                   TO THE MERGER
                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT              AGREEMENT


         AMENDMENT, dated as of November 22, 1997, to the Rights Agreement between Sonat Inc., a Delaware corporation (the "Company"), and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), dated as of January 8, 1996 (the "Rights Agreement").

         Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of said Section 27 subject to the terms and conditions thereof. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

         In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         1. Effective as of the consummation of the Merger (as defined in the Agreement and Plan of Merger, dated as of the date hereof, by and among the Company and Zilkha Energy Company, a Delaware corporation), Section 1(a) of the Rights Agreement is hereby amended by inserting the following at the end of such section:

                 Notwithstanding anything in this Agreement to the contrary, no Zilkha Entity (as defined below) shall be deemed to be an "Acquiring Person" solely as a result of the acquisition of the Common Shares pursuant to the Agreement and Plan of Merger, dated as of November 22, 1997, by and among the Company and Zilkha Energy Company, a Delaware corporation (the "Merger Agreement"), as long as (a) all Zilkha Entities, all affiliates and associates of any Zilkha Entity and all persons acting in concert with any of the foregoing (collectively, the "Zilkha Group") do not beneficially own in the aggregate a number of Common Shares representing in excess of the lesser of (i) the percentage of the Common Shares issued in the aggregate to the Zilkha Entities pursuant to the Merger Agreement, or (ii) any percentage of the Common Shares beneficially owned by the members of the Zilkha Entities in the aggregate at any time after the consummation of the transactions contemplated by the Merger Agreement (the lesser of clause (i) or (ii), the "Permitted Percentage"), and (b) no member of the Zilkha Group has or acquires beneficial ownership of any Common Shares other than the Common Shares issued pursuant to the Merger Agreement.

                 In addition, no Zilkha Entity shall be come an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by the Zilkha Entities in the aggregate to the then applicable Permitted Percentage or more of the Common Shares of the Company then outstanding; provided, however, that if any member of the Zilkha Group shall thereafter become the Beneficial Owner of any additional Common Shares of the Company, then the members of the Zilkha Group shall be deemed to be an "Acquiring Person."

                 Further, no Zilkha Entity shall be deemed to beneficially own any Common Shares that are acquired directly (other than in connection with the transactions contemplated by the Merger Agreement) from, and in a transaction involving, the Company, unless such Common Shares are acquired as a result of a stock split, stock dividend or other dividend or distribution made generally to all holders of Common Shares.

                 If the Board of Directors of the Company determines in good faith that a Zilkha Entity who would otherwise be an "Acquiring Person" has become such inadvertently, and such Zilkha Entity immediately divests a sufficient number of Common Shares so that such Zilkha Entity would no longer be an "Acquiring Person," then such Zilkha Entity shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                 The term "Zilkha Entity" shall mean each of Selim K. Zilkha and Michael Zilkha (collectively, the "Initial Holders"), each member of the immediate family of any of the Initial Holders, and any trust holding Common Shares solely for the benefit of the Initial Holders or the members of their immediate families.

         2. Effective as of the date hereof, Section 1(a) of the Rights Agreement is hereby amended by inserting the following at the end of such section:

                 Notwithstanding anything in this Agreement to the contrary, no Person shall become or be deemed to be an "Acquiring Person" solely as a result of the execution and delivery of the Agreement and Plan of Merger, dated as of November 22, 1997, by and between the Company and Zilkha Energy Company, a Delaware corporation (the "Merger Agreement").

         3. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         4. This Amendment to the Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement, as previously amended. Nothing in this Amendment, and no beneficial ownership by any member of the Zilkha Group, shall prevent any future or additional amendment to the Rights Agreement, and each Initial Holder on behalf of itself and each Zilkha Entity hereby expressly affirms the foregoing.

         5. In all respects not inconsistent with the terms and provisions of this Amendment to the Rights Agreement, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

         6. If any term, provision, covenant or restriction of this Amendment to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment to the Rights Agreement, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                                   SONAT INC.


By:                                       By:
   ----------------------------------        ----------------------------------
Name:                                     Name:
Title:                                    Title:

Attest:                                   CHEMICAL MELLON SHAREHOLDER
                                          SERVICES, L.L.C., as Rights Agent


By:                                       By:
   ----------------------------------        ----------------------------------
Name:                                     Name:
Title:                                    Title:

AGREED:



-------------------------------------
Selim K. Zilkha



-------------------------------------
Michael Zilkha

SELIM K. ZILKHA TRUST


By:
   ----------------------------------
Name:
Title:

SELIM K. ZILKHA (1996) ANNUITY TRUST


By:
   ----------------------------------
Name:
Title: